Exhibit 10.118: Certain confidential information in this Exhibit 10.118 was omitted and filed separately with the Securities and Exchange Commission ("SEC") with a request for confidential treatment by Inter Parfums, Inc.

AGREEMENT

This agreement for the creative and product development, production, manufacturing and distribution of certain personal care and home fragrance products (the "Agreement") is entered into as of July 14, 2005 by and among The Gap, Inc., Banana Republic LLC, Gap (Apparel) LLC, Gap (ITM), Inc., Banana Republic (Apparel) LLC, Banana Republic (ITM), Inc., Gap (Puerto Rico), Inc., and Gap (Canada) Inc., together with their subsidiaries who operate stores (collectively, the "Company") on the one hand and Inter Parfums, Inc. and its wholly-owned subsidiary Inter Parfums USA, LLC. (individually or collectively, "Vendor") on the other hand.

RECITALS

WHEREAS, Company desires to engage Vendor to develop, produce, manufacture and distribute personal care and home fragrance products for the Gap and Banana Republic brands to be sold in Gap and Banana Republic stores in North America;

WHEREAS, Vendor also shall be responsible for managing the inventory of such products and distributing such products to Gap and Banana Republic stores; and

WHEREAS, Company shall be responsible for marketing, promoting, pricing and selling such products.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Company and Vendor hereby agree as follows:

Vendor and all Vendor's Contractors shall at all times comply with the terms of this Agreement and, except as specifically set forth herein, the terms, requirements and conditions of the most current: (a) Vendor Compliance Agreement, executed by Vendor concurrently with this Agreement; and (b) Personal Care Vendor Handbook, a copy of which Vendor acknowledges it has already received from Company, including the Purchase Order Terms and Conditions, the Code of Vendor Conduct, and the standards specified therein; as both those sets of documents may be updated from time to time by Company. Notwithstanding anything to the contrary contained in this Agreement, no change in any provision of the Vendor Compliance Agreement or the Personal Care Vendor Handbook, including the Purchase Order Terms and Conditions, the Code of Vendor Conduct, shall be effective as to Vendor without notice of such change being provided to Vendor. All of these documents are hereby incorporated herein and made a part of this Agreement. To the extent that any term, requirement or provision contained in this Agreement is deemed to be inconsistent or conflicts with any other term, requirement or provision contained in the documents listed above, including without limitation, any change in any of such documents, then this Agreement shall control.

1. DEFINITIONS

In this Agreement, the following capitalized terms shall have the following meanings:

1.1 "Approval" shall mean prior written approval given on behalf of Company by an Authorized Representative; "Approved" when used as an adjective shall mean that the noun it modifies is the object of Approval and when used as a past-tense verb shall mean that Approval has been given; and "Approve" shall mean the act of giving Approval.

1.2 "Approved Contractor" shall mean any person, firm or company appointed as a contractor to perform work on behalf of Vendor that is Approved by Company in accordance with Section 6.2.

1.3 "Authorized Representative" shall mean a representative designated by Company to be the primary point of contact with Vendor with respect to this Agreement for the Gap Brands (collectively) or the Banana Republic Brand.

1.4 "Banana Republic Brand" shall mean the Banana Republic brand owned by Company.

1.5 "Banana Republic Marks" shall mean the Banana Republic name, trademarks, service marks and logos owned by Banana Republic (Apparel) LLC and Banana Republic (ITM), Inc.

1.6 "Change of Control" shall mean the occurrence of any of the following events on or after the date hereof:

(i) The acquisition (other than by Vendor, an entity that is a Vendor Affiliate as of the Effective Date or by an employee benefit plan or related trust sponsored or maintained by Vendor), directly or indirectly, in one or more transactions, by any person or by any group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act (The "Exchange Act") of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of thirty-two percent (32%) or more of either the outstanding shares of common stock or the combined voting power of Vendor's outstanding voting securities entitled to vote generally, if the acquisition was not previously approved by the existing directors;

(ii) The acquisition (other than by Vendor, an entity that is a Vendor Affiliate as of the Effective Date or by an employee benefit plan or related trust sponsored or maintained by Vendor), directly or indirectly, in one or more transactions, by any such person or by any group of persons of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of fifty percent (50%) or more of either the outstanding shares of common stock or the combined voting power of Vendor's outstanding voting securities entitled to vote generally, whether or not the acquisition was approved by the existing directors, other than an acquisition that complies with clause (x) and (y) of paragraph (iii);

(iii) Consummation of a reorganization, merger or consolidation of Vendor or the sale or other disposition of all or substantially all of Vendor's assets unless, immediately following such event, (x) all or substantially all of the stockholders of Vendor immediately prior to such event own, directly or indirectly, seventy-five percent (75%) or more of the then outstanding voting securities entitled to vote generally of the resulting corporation (including, without limitation, a corporation which as a result of such event owns Vendor or all or substantially all of Vendor's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of Vendor's outstanding voting securities entitled to vote generally immediately prior to such event and (y) the securities of the surviving or resulting corporation received or retained by the stockholders of Vendor is publicly traded;

(iv) Approval by the stockholders of the complete liquidation or dissolution of Vendor;

(v) A greater than one-third change in the composition of Vendor's Board of Directors within twenty four (24) months if not approved by a majority of the pre-existing directors; or

(vi) Jean Madar is neither Chief Executive Officer of Vendor nor President of Gap Beauty at any time during the first two years following the Effective Date, or, in the event that Messr. Jean Madar is no longer a member of the Board of Directors of Vendor, at any time this Agreement is in effect.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of Vendor's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held Vendor's securities immediately before such transaction.

1.7 "Clearance Measures" shall mean trademark, patent or other searches useful in assessing freedom to sell and ability to protect, as well as all other methods necessary or useful to ensure that intellectual property rights of third parties are not infringed and that where appropriate intellectual property protection may be secured, including, without limitation, online.

1.8 "Code of Vendor Conduct" shall mean Company's Code of Vendor Conduct, as found in Company's most current Personal Care Vendor Handbook, which was provided to Vendor by Company prior to execution of this Agreement.

1.9 "Company Intellectual Property" shall mean the Company Marks and Creative including, without limitation, all New Marks.

1.10 "Company Marks" shall mean the Gap Marks and the Banana Republic Marks.

1.11 "Company Materials" shall have the meaning set forth in Section 12.1(b).

1.12 "Company Product(s)" shall mean those Personal Care Products and Home Fragrance Products that are developed for Company by Vendor pursuant to this Agreement. Company Products shall not include, and specifically excludes, Existing Product(s).

1.13 "Company Stores" shall mean Gap, GapKids, babyGap, GapBody and Banana Republic stores in the United States, including Puerto Rico, and Canada.

1.14 "Contractor" shall mean any person, firm or company appointed or proposed as a contractor to perform work on behalf of Vendor pursuant to this Agreement.

1.15 "Creative" shall mean product fragrances (or formula combinations), concepts Formulae, product names, product line names, formula/ingredient descriptions, instructions, packaging, labels, tags, taglines, slogans, copy, scent strip designs, images, artwork, drawings, sketches, plans, designs, displays, illustrations, models, tooling, models, Packaging Materials and all other forms of identification affixed to or connected with Company Products whether or not Approved by Company, including, without limitation, any New Marks.

1.16 "Development Services" shall mean those product development services to be performed by Vendor as described in Section 4.

1.17 "Effective Date" shall have the meaning set forth in Section 14.1.

1.18 "Existing Products" shall mean any of Company's Personal Care Products or Home Fragrance Products developed or sold by Company through Gap Brand stores or Banana Republic Brand stores prior to the sale of Approved Company Products pursuant to the terms of this Agreement, in addition to any other Personal Care Products or Home Fragrance Products sold by any other Gap Inc. subsidiary or division at anytime.

1.19 "Formula(e)" shall mean any and all of the formulae, lists of ingredients, fragrances, technical information, recipes, processes and instructions (held in whatever form) reasonably necessary to enable the Company Products to be produced.

1.20 "Gap Brands" shall mean the Gap adult, Gap Body, GapKids and babyGap brands owned by Company.

1.21 "Gap Beauty" shall mean the dedicated operating division of Vendor described in Section 3.1.

1.22 "Gap Marks" shall mean Gap, Gap Body, GapKids, babyGap and other names, trademarks, service marks and logos containing "Gap" owned by Gap (Apparel) LLC, Gap (ITM), Inc. and The Gap, Inc. anywhere in the world.

1.23 "Home Fragrance Product(s)" shall mean candles, pot pourri, incense, room spray, and any other products listed as home fragrance products on Appendix 1, attached hereto, but no other products.

1.24 "Initial Launch" shall mean the first delivery of Approved Company Products for sale in Company Stores for Banana Republic Brand and Gap Brand, respectively.

1.25 "Initial Retail Price" shall mean the price established by Company as the retail price to be marked on the relevant Company Products.

1.26 "Initial Retail Value" shall mean the number of units of Company Products purchased by Company multiplied by the Initial Retail Price for the relevant Company Products.

1.27 "Initial Term" shall have the meaning set forth in Section 14.1.

1.28 "Key Milestones" shall mean the milestones set forth in Section 4.5(a).

1.29 "New Marks" shall mean any names, trademarks, service marks, trade names, domain names, taglines, slogans, logos or trade dress developed under this Agreement or used or proposed to be used on Company Products, and any other names, trademarks, service marks, taglines, slogans or trade dress displayed on or in connection with Company Products or the packaging for Company Products.

1.30 "Packaging Materials" shall mean bottles and containers, labels and packaging materials.

1.31 "Personal Care Product(s)" shall mean fragrances, skincare products, bath products, body care products, and cosmetics, as set forth in those categories on Appendix A, attached hereto, and shall not include Home Fragrance Products or any other products not specifically listed in those categories on Appendix 1.

1.32 "Personal Care Vendor Handbook" shall mean the Gap Inc. Personal Care Vendor Handbook, as may be amended from time to time by Company in its sole discretion.

1.33 "Product Development Plan" shall mean that plan for the development of new Company Products agreed by the parties in accordance with Section 4.5.

1.34 "Purchase Order Terms and Conditions" shall mean the Purchase Order Terms and Conditions contained in the Personal Care Vendor Handbook.

1.35 "Retail Sales" shall mean the total dollar value of sales of Company Products from Company Stores to consumers.

1.36 "Scope" shall have the meaning set forth in Section 2.1.

1.37 "Territory" shall mean the United States, including Puerto Rico, and Canada.

1.38 "Third-Party Materials" shall mean any designs, concepts, Formulas, names, packaging, materials, designs, or other items, or parts thereof, which belong or may belong to a party other than Company or Vendor.

1.39 "Vendor Affiliate(s)" shall mean all individuals or entities controlling, controlled by or under common control with the Vendor, but for purposes of this definition, Vendor Affiliates shall not include Approved Contractors.

1.40 "Vendor Compliance Agreement" shall mean the Gap Inc. Vendor Compliance Agreement executed by Vendor concurrently with this Agreement, as may be amended from time to time by Company in its sole discretion.

1.41 "Vendor Initial Retail Value" shall have the meaning set forth in Section 9.1.

1.42 "VMI" shall have the meaning set forth in Section 8.1.

1.43 "VMI Documents" shall have the meaning set forth in Section 8.4.

1.44 "VMI Service" shall have the meaning set forth in Section 8.1.

1.45 "VMI Service Levels" shall have the meaning set forth in Section 8.2.

1.46 "Weeks of Supply" shall have the meaning set forth in Section 8.2(b).

2. SCOPE OF THE AGREEMENT

2.1 General Scope of Agreement. Company hereby grants to Vendor the exclusive and non-transferable right to develop, produce, manufacture and distribute, at Vendor's sole cost and expense, Approved Company Products, including all Creative for such products, for Gap Brand stores and Banana Republic Brand stores in the Territory (the "Scope"). This Agreement specifically excludes the development, production, manufacture, and/or distribution of any products, including, without limitation, Personal Care Products or Home Fragrance Products, for Company's: (1) Outlet stores or divisions; (2) online, catalog or mail-order businesses; (3) international business beyond Canada; or (4) other divisions, subsidiaries, affiliated companies or brands. Vendor further has no rights to develop, produce, manufacture, distribute, or sell Company Products beyond the Scope or to promote or advertise Company Products at all. Company expressly retains the right to contract with other parties for the development, production, manufacture and distribution of any Company Products or other Personal Care Products or Home Fragrance Products, for any territories or channels of distribution not covered by this Agreement.

2.2 Company Responsibility. Company shall be solely responsible, at its sole cost and expense, for marketing, promoting, pricing and selling all Company Products and for in-store operations including supplying appropriate fixtures, real estate, staffing and marketing, and shall do so in good faith and using commercially reasonable efforts.

2.3 Right to Expand Scope. Company shall have, at its sole option, the right to expand the Scope to include its Outlet division within the Scope of this Agreement, all terms and conditions to apply. Company may further expand the Scope to include any other current or future divisions, subsidiaries, affiliated companies or brands of Company or other territories under terms at least as favorable as those hereunder, provided Vendor agrees in writing to such expansion of the Scope.

2.4 Facilitation of Meetings. Company shall facilitate meetings between Vendor and Company's other brands not included in this Agreement for purposes of exploring the expansion of Vendor's services to those brands.

2.5 Right to Exclude [-----]1. If Company acquires expertise in the [-----]1 industry, whether by acquiring a business unit, company or a line of business for which [-----]1 would be a relevant part (including, but not limited to, a home décor business) vendor's rights to develop, produce, manufacture and distribute [-----]1 pursuant to this Agreement shall become non-exclusive upon immediate notice from Company. At that point, Company shall have the right to contract with other parties for the development, production, manufacture and distribution of [-----]1 in all territories and all channels of distribution without compensation or liability to Vendor.

2.6 Existing Products. Company and Vendor agree to explore transitioning to Vendor the manufacture, production and distribution of Existing Products for Company, and any of Company's divisions, subsidiaries, affiliated companies or brands. Such transition, if agreed upon, shall be governed by a separate agreement between the parties. Prior to such transition of Existing Products to Vendor, Company shall have the right to continue to sell Existing Products in Company Stores, however the dollar value of sales of those Existing Products to consumers after the Initial Launch shall be included in the calculation of Retail Sales for purposes of the sales targets set forth in Section 14.2.

2.7 Channels of Distribution. Although Vendor is solely responsible for the distribution of Company Product to Company, Vendor shall not sell or distribute any Company Product through any channel not Approved by Company.

3. GAP BEAUTY DIVISION AT INTER PARFUMS

3.1 Establishment of Dedicated Division. Vendor shall establish a dedicated division within Inter Parfums USA, LLC to perform its obligations under this Agreement. This division will be known internally at Vendor only as "Gap Beauty1" and will provide services for Company only. Vendor shall not refer to itself as Gap Beauty with its Contractors, the public, or others not employed by Vendor, and shall conduct all external communications on behalf of itself as Vendor. Vendor may, however, disclose its business relationship with Company publicly as set forth in Sections 12.4 through 12.6, below. Gap Beauty will be a division of Vendor, it shall be entitled to use the production, logistic, accounting, administrative and other services of Vendor as necessary in the fulfillment of Vendor's obligations under this Agreement.

Vendor shall employ and direct the work of employees in the Gap Beauty division. Company shall have no responsibility to direct the work or manage Vendor's employees and shall have no employment relationship with Vendor's employees, and Vendor agrees to take steps to ensure that its employees understand that Vendor is solely responsible for any employment rights and benefits. The employees of Vendor shall not be entitled to receive any vacation or illness payments, or to participate in any plans, arrangements, or distributions by Gap pertaining to any bonus, stock options, profit sharing, insurance or similar benefits for Gap employees.

3.2 President and Chief Operating Officer of Gap Beauty.

(a) Selection. Jean Madar shall serve as the President of Gap Beauty and Henry B. "Andy" Clarke shall serve as the Chief Operating Officer of Gap Beauty through Initial Launch for the Banana Republic Brand. Vendor shall then appoint a person with suitable experience and expertise in the fragrance business and specialty retail industry to be the President of Gap Beauty by no later than twelve (12) months after the Initial Launch of the Banana Republic Brand, with Jean Madar continuing to serve as President until such appointment. The terms of such appointment shall be at the discretion of Vendor except that the appointment must be Approved by Company if the person is hired on anything less than a full-time basis or the Vendor's principal place of work, which is presently New York City.

(b) Principal Contact. The President of Gap Beauty shall be the principal point of contact with Company on issues related to the managing and/or evolution of the Scope, including the relationship with the Gap Brands and Banana Republic Brand, the Territory, and channels of distribution. The responsibilities and role of the President of Gap Beauty shall include those set forth on Appendix 2, attached hereto.

(c) Dismissal and Reassignment. Subject to the applicable laws of the principal place of work, Vendor shall not dismiss or reassign the President of Gap Beauty without advance notice to Company. Upon any such dismissal or reassignment, or if the President of Gap Beauty resigns his/her position, Vendor shall use its best efforts to appoint another qualified individual in his/her place within six (6) months, during which time the CEO of Inter Parfums, Inc. shall be the primary contact for Company on issues typically handled by the President of Gap Beauty. Vendor shall provide Company with all information it may reasonably request regarding the circumstances surrounding any requested dismissed or reassignment of the President of Gap Beauty.

(d) Right to Replace. If Company is not satisfied with the performance of the President of Gap Beauty appointed in accordance with Section 3.2 (a) or (c), for any reason, Company may request, in writing, that such individual be replaced. Upon receipt of such request, Vendor shall, subject to the applicable laws of the principal place of work and any existing employment agreement, use its best efforts to appoint another qualified individual in his/her place within six (6) months. In the interim, the CEO of Inter Parfums, Inc. shall be the primary contact for Company on issues typically handled by the President of Gap Beauty.

3.3 Dedicated Brand Teams and Key Representatives. Vendor shall maintain within Gap Beauty a dedicated team for the Gap Brands (collectively) and the Banana Republic Brand. Each team shall be led by a "Key Representative" who shall report directly to the President and the Chief Operating Officer of Gap Beauty and shall be responsible for the development, production, manufacture and distribution of Company Products for the designated brand. Until a Key Representative is appointed for each Brand, and at any time the Key Representative position is vacant, the CEO and/or COO of Inter Parfums, Inc. shall fulfill the Key Representative's obligations under this Agreement. Vendor agrees to use its best efforts to have the Key Representatives appointed within ninety (90) days of the Effective Date of this Agreement. Ultimately, the Gap Brands team shall be comprised of approximately [----------]2 people, and the Banana Republic Brand team shall be comprised of approximately [----------]3 people. The Key Representative shall be the main point of contact for brand issues and his/her roles and responsibilities shall be those set forth on Appendix 2, attached hereto.

(a) Right to Replace. If Company is not satisfied with the performance of the Key Representative for either brand for any reason, Company may request, in writing, that such individual be replaced. Upon receipt of such request, Vendor shall use its best efforts to appoint another qualified individual in his/her place within [----------]4, subject to the applicable laws of the principal place of work and any existing employment agreement.

3.4 Claims by President of Gap Beauty or Key Representatives. Vendor shall indemnify and keep Company indemnified against all costs, claims, demands, losses, damages and expenses arising from any claim brought directly against Company by any proposed, current or former President of Gap Beauty or Key Representative, save, in any such case, to the extent that such indemnified events are directly caused by any gross negligence, or willful or intentional misconduct on the part of Company, its employees, agents and contractors (excluding Vendor).

3.5 Development Contractors. Vendor may subcontract all or part of the Development Services to an Approved Contractor, in accordance with those terms and conditions set forth in Section 6. In particular, Vendor shall retain one or more Contractors per Brand, jointly selected with Company, to develop Creative. Any such Creative Contractor must have prior experience in developing concepts for Personal Care products. Company shall have the right, at any time, to retain, at Vendor's cost and expense, a specific Creative Contractor to work with Vendor under this Agreement, provided the Creative Contractor's fees are commercially reasonable. Notwithstanding Company's right to retain a specific Creative Contractor, Vendor and Company shall work in good faith to agree upon the Creative Contractor to be used for the upcoming year by August 1 of each year this Agreement remains in effect, with Vendor providing Company with three different Creative Contractors to choose from by July 1 of each year.

3.6 Consultations with Inter Parfums S.A. In addition to the product development process described in Section 4, at least four (4) times per year, Company shall be entitled to meaningfully consult with key resources from Inter Parfums S.A., an indirect, majority owned subsidiary of Inter Parfums, Inc., regarding product guidance and global trends in the Personal Care Product and Home Fragrance Product industry.

3.7 Dedication of Resources. Vendor shall devote sufficient resources, including but not limited to number and qualification of employees, appropriate premises and facilities to fulfill its obligations under this Agreement.

3.8 Product Training. Vendor shall provide, at Vendor's sole cost and expense, including any travel costs or accommodations, a minimum of [----------]5 full-time trainer for Banana Republic Brand and [----------]6 full-time trainers for Gap Brands responsible for providing product-knowledge training to Company for all Approved Company Products. Such training shall include the development of appropriate written training materials and processes for distribution to Company's employees specializing in Personal Care Products and Home Fragrances Products and for rollout to all Company Stores. In connection therewith, Company shall provide access to appropriate Company Store personnel. Such training shall also include, at a minimum, monthly training trips to select Company Stores or Company's San Francisco headquarters.

3.9 Ongoing Consultation. Vendor shall provide ongoing advice and consultation on the design and sourcing of Company Store fixtures for displaying Company Products, in-store marketing, promotional opportunities, public relations and sales training for Company Products.

4. PRODUCT DEVELOPMENT

4.1 General Scope. At the discretion of and in collaboration with Company, Vendor shall develop Personal Care Products and Home Fragrance Products under the Gap Brands and Banana Republic Brand in those categories set forth in Appendix 1 hereto. Such development shall proceed in phased stages for each proposed Company Product as described below. Throughout the development process for each Company Product, Vendor shall work in close collaboration with Company, including frequent interaction, communication and consultation, on the overall design of such Company Product. As part of its Development Services, Vendor shall consider in good faith factors that Company considers relevant to the development, production and manufacture of Company Products. At a minimum, half of the product development meetings between Company and Vendor will occur in Company's San Francisco headquarters, at Vendor's expense.

4.2 Vendor Responsibility. Vendor shall be responsible, at its sole cost and expense, for development of product concepts, Formulae, Packaging Materials, other Creative and all other aspects of actual or proposed Company Products, for making all samples and all aspects of the manufacture of Company Products. Vendor shall also be responsible for the retention and costs of each Creative Contractor approved as provided in Section 3.5 above.

4.3 Brand Familiarization. Promptly after the date hereof and regularly thereafter, Vendor shall consult with Company to familiarize itself with the business and brand image of the Gap Brands and the Banana Republic Brand in order that Vendor may formulate, develop and submit to Company Creative that is brand appropriate.

4.4 Regular Updates. Vendor shall stay abreast of research and development relevant to the Personal Care Products and Home Fragrance Products industry and technological developments and innovations in manufacturing techniques for Personal Care Products and Home Fragrance Products and Packaging Materials.

4.5 Annual Planning.

(a) Development of Annual Plan and Product Development Plan. On an annual basis, Vendor shall develop a product plan for the next calendar year (the "Annual Plan"). The Annual Plan shall set forth descriptions of the Company Products Vendor plans to develop (including a description of each SKU), a timeline for the development of each of these products and their corresponding promotional materials, the required resources, and details about the promotional support anticipated for the proposed Company Products, including but not limited to selling materials to be used such as testers, sales associates gifts, consumer samples, training and public relations materials. The Annual Plan shall also set forth key milestones for development, production, manufacturing and distribution ("Key Milestones") by which Vendor's performance under this Agreement shall be measured, including deadlines by which such Key Milestones must be completed. In addition to the Annual Plan, Vendor shall also develop annually a detailed product development plan and a long-term strategy for assortment, categories, and positioning for the four (4) years following the date of the upcoming Annual Meeting, described in Section 4.5(b) (the "Product Development Plan"). In addition, Company shall provide to Vendor its annual plan which details its staffing and marketing plan for the promotion and sale of Company Products for the next calendar year (the "Company Annual Plan").

(1) The Key Milestones for the Initial Launch for the Banana Republic Brand, based on the Initial Launch date of September 1, 2006, shall be:

(i) Concept Approval by 52 weeks before Initial Launch, pursuant to Section 4.6, below, or September 1, 2005, whichever is later.

(ii) Design Approval by 43 weeks before Initial Launch, pursuant to Section 4.7, below, or November 15, 2005, whichever is later.

(iii) Pre-manufacturing Final Approval by 30 weeks before Initial Launch, pursuant to Section 4.8, below, or February 3, 2006, whichever is later.

(iv) Pre-series Approval by 9 weeks before Initial Launch, in accordance with Section 7, below, or June 30, 2006, whichever is later.

(v) Production Approval by 4 weeks before Initial Launch, in accordance with Section 7, below, or August 4, 2006, whichever is later.

(vi) Delivery of Approved Company Product to Company Stores by Initial Launch of September 1, 2006, unless otherwise agreed in advance by the parties in writing.

The Key Milestones for the Initial Launch for the Gap Brand will be based on the same schedule set forth above for the Banana Republic Brand, based off its Initial Launch date, estimated to be February 1, 2007.

(b) Approval of Annual Plan. Vendor shall meet with Company to discuss the Annual Plan, the Product Development Plan and Company's Annual Plan around July 1 of each year (the "Annual Meeting"). Not later than 30 (30) days prior to the Annual Meeting, Vendor shall deliver to Company's Authorized Representatives Vendor's proposed Annual Plan and Product Development Plan, and Company shall deliver to Vendor the preliminary Company Annual Plan, pending final budget approval. Company and Vendor shall finalize the Annual Plan, the Product Development Plan and the Company Annual Plan together no later than August 15 of each year, with the exception of the Gap Brand in year one of this Agreement. Vendor and Gap Brand shall approve Gap Brand's initial Annual Plan, the Product Development Plan and the initial Gap Brand's Company Annual Plan by December 15, 2005. In the event that Company and Vendor are unable to agree upon any Key Milestones in the Annual Plan in any given year, the Key Milestones applicable for the prior year shall apply. In the event that Company and Vendor are unable to agree upon which Company Products are to be developed for the Annual Plan, Company, in its sole option, can choose to revert to the appropriate year in the last agreed-upon Product Development Plan.

(c) Failure to Meet Key Milestones. Vendor's failure to meet the Key Milestones shall constitute a material breach of this Agreement unless and to the extent that: (i) such failure is due to a failure on the part of Company in meeting its obligations to respond to requests for Approval of Company Products after advance notice from Vendor that such failure to respond may result in Vendor's failure to meet a Key Milestone; or (ii) Company and Vendor agree in writing in advance to extend the Key Milestone. In addition to whatever rights and remedies for such material breach are specified herein, Company may, in its sole discretion, terminate this Agreement with respect to the line(s) of Company Products or Company brands affected, in which case this Agreement shall otherwise remain in full force and effect, but: (i) the Scope shall be narrowed to eliminate the line(s) of Company Products terminated; (ii) the category of Personal Care Products and Home Fragrance Products in which such line(s) are contained shall become nonexclusive; and (iii) the thresholds specified in Section 14.2 shall be reduced in an amount proportional to the value of the line(s) terminated with respect to the line(s) not terminated.

(d) By no later than three months following the Initial Launch for each brand, the Banana Republic Brand and the Gap Brand are anticipated to be selling in their Company Stores a minimum of [----------]7 and [----------]8 SKUs of Company Products, respectively (the "Initial SKU Commitment"). If either brand has not satisfied the Initial SKU Commitment during this three month period, the Company shall increase the presence of the Company Products currently being sold through additional exposures and placements in its Company Stores to attain the same shelf presence that the Initial SKU Commitment would have achieved.

4.6 Concept Development. In active collaboration with Company and a Creative Contractor (which Creative Contractor shall have executed the assignment required by Section 6.4(e)), Vendor shall submit in accordance with the timeline specified in the Product Development Plan, along with a form attached as Appendix 3 ("Concept Approval Form"), at least [----------]9 concepts for each proposed Company Product or line of Company Products for Approval to Company ("Concepts"). Company shall have [----------]10 from submission to reject or Approve the Concepts, with at least [----------]11 advance notice of such submission is coming.

(a) Concept Deliverables. Each Concept submitted for Approval to Company shall include but not be limited to visual imagery, descriptive vocabulary, and creative boards. In addition, each Concept shall be summarized in a formal written product brief that will be used and shared for product development and testing.

(b) Development Process. For year one (1) of this Agreement, prior to presenting Concepts to Company, Vendor shall have engaged in qualitative research in the form of consumer exploration and brand exploration to develop the Concepts. Such qualitative research may include brand immersion, category insights, and/or consumer research to produce brand positioning, naming architecture and visual identity. Vendor shall then work collaboratively with Company to develop multiple variations of each Concept or multiple Concepts suitable for more detailed evaluation.

(c) Concept Testing. At Company's sole discretion, and at [----------]12, Company may use quantitative means to evaluate the variations and select the most appropriate variations for further refinement and/or development. Company shall not, however, be bound by the results of any such concept testing.

4.7 Product Development. For each Approved Concept, Vendor shall develop and submit in accordance with the timeline specified in the Product Development Plan at least [-------]13 design directions of each proposed category of Company Product for design Approval. Vendor shall submit the information in writing, in a format provided for in Appendix 4, ("Product Approval Form"). Company shall have [----------]14 from submission to reject or Approve the designs, with at least [----------]15 advance notice that such submission is coming.

(a) Within three [3] months of Company's Approval of specific design directions, Vendor shall submit for Approval the proposed Packaging Materials (including industrial prototypes therefor, which include scent, Formulae, Packaging Materials, materials, naming, any relevant promotional materials (including samples, gift samples, and PR kits) and other Creative) and "SKU" lineup of each line of Company Products. Such Packaging Materials shall include containers and external packaging. For new proposed Company Products, Vendor shall submit for Approval the line in which such Company Products would be placed and performance specifications for such Company Products. Company shall [-------]16 from submission to reject or Approve the Packaging Materials, with at least [----------]17 advance notice that such submission is coming.

(b) Following Approval of Packaging Materials, SKU lineup and performance specifications, Vendor shall diligently commence the development of those proposed Company Products as well as the final associated Packaging Materials. Vendor acknowledges that, in developing Company Products and Packaging Materials, it will create Company Products and Packaging Materials which are innovative and incorporate distinctive features where possible, all in accordance with the agreed upon performance specifications therefor. Vendor shall, within the timeline specified in the Product Development Plan then in effect, submit for Approval all designs, specifications, pre-prototype samples and prototype samples for the relevant Company Product.

(c) Preliminary Legal Clearance. Vendor shall ensure that all prototypes submitted for Approval must at least adhere to the legal requirements as described in Section 4.9 and for any other territories in which manufacturing of Company Products is anticipated to occur and any territories from which components or ingredients thereof may be obtained..

(d) Vendor shall submit for Approval the identity of the Approved Contractor(s) that will manufacture any portion of the Company Product and the location of the facility(ies) at which it is proposed such Company Product is to be manufactured.

(e) Vendor shall prepare and deliver laboratory samples of each proposed new Company Product to Company's testing contractor for examination and Approval or disapproval, with costs to be borne by Vendor. Also, at such time as Company is initially examining the proposed Company Product for Approval, Vendor shall provide Company with complete details of the proposed Formulae for such Company Product and the name and address of the creator of the proposed Formulae, including a list of all ingredients and the source of those ingredients. Company may object to any ingredient in a proposed Formula, provided it has a good faith basis to do so, in which case the proposed new Company Product shall not contain the ingredient so objected to.

(f) Final Legal Clearance. Upon Company Approval of any prototypes, Vendor shall ensure that it has secured all intellectual property rights in the Company Products such that the Company Products may freely be manufactured, distributed, marketed or sold by or for Company and all such rights vest in or may be transferred to Company, and shall ensure compliance with the Legal Requirements set forth in Section 4.9.

(g) Vendor shall submit in writing all Creative related to Company Product for any new product to Company for Approval (which must either approved or rejected within [-------]18, with [-------]19 advance notice of such submission) prior to the commencement of manufacture of any Company Products.

4.8 Pre-manufacturing Final Approval.

(a) All proposed new Company Products must be Approved by Company prior to their manufacture and sale hereunder. Company shall have the right to Approve all aspects of each Company Product to be manufactured by Vendor, including, without limitation, the aroma, concepts, Formulae, Creative, Packaging Materials, quality, materials, naming and other trademarks and service marks, all elements of Company branding and any relevant promotional materials. Vendor shall submit final pre-production samples, all product specifications, final packaging (including product information and branding), manufacturing processes, and manufacturing locations to Company for Approval along with the Product Approval Form.

(b) The proposed product details for any Company Product shall be set forth in writing on the Product Approval Form, and shall first be Approved by Company and accepted by Vendor. The parties understand and agree that no orders shall be placed or accepted until Approval by Company and acceptance by Vendor has been made, evidenced by a fully executed Product Approval Form.

4.9 Legal Requirements and Clearances.

(a) All development and production hereunder shall comply with the requirements and specifications, including product testing, required by the Personal Care Vendor Handbook.

(b) Vendor shall assume that all Company Products it develops are intended to be sold in the Territory, as well as where Company presently sells products of any kind and where Company intends to sell products of any kind within the next year, provided Company gives Vendor notice of such additional countries outside the Territory where products are presently sold and intended to be sold. Vendor must adhere to any special ingredient restrictions, shelf-life requirements, labeling requirements and all other legal requirements for the Territory.

(c) With respect to each Company Product, Vendor shall be solely responsible for and shall perform all Clearance Measures in the Territory, any other territories in which manufacturing of Company Products is anticipated to occur and from which components or ingredients thereof may be obtained, and any other territories that Company reasonably requests for all aspects of the proposed Company Products including their respective Creative, to ensure that: (a) Company can manufacture, produce, market, use, reuse, publish and republish, distribute, and authorize others to manufacture, produce, market, use, reuse, publish, republish and distribute, the Approved Company Product and Creative, including Third-Party Materials, and (b) Company may own all rights and interests in such Creative (except for any Third-Party Materials Approved by Company) including, without limitation, the New Marks. Vendor shall complete all Clearance Measures before Vendor presents the Company Product to Company for Approval. Vendor warrants that it uses an outside law firm with expertise in trademark clearance to perform the Clearance Measures and that it maintains documentation, including written opinions from counsel, regarding those searches for [----------]20. Vendor shall notify Company of any change in its clearance process.

4.10 Third-Party Materials. If any Third-Party Materials are proposed to be or may be embodied in or otherwise a part of any Creative or Company Product, Vendor shall notify Company in writing, together with the identity of the licensor, of any conditions or restrictions on use, the degree to which it would be difficult or impossible to obtain functionally identical materials from another source and the cost of/fee for obtaining a release for Company's use of the Third-Party Materials. Vendor shall not use any Third-Party Materials in or as part of any Creative or Company Product without Company's Approval.

4.11 Loss of Exclusivity. Should Company request that Vendor develop a particular Personal Care Product or Home Fragrance Product category and Vendor does not develop commercially reasonable Concepts for such category within [----------]21 of Company's request and a line of Approved Company Products covering such category within [-----]22 Company's request, Vendor's exclusive rights to develop, produce, manufacture and/or distribute such Personal Care Product or Home Fragrance Product category shall be revoked at Company's sole option.

4.12 Development Warranties.

(a) Performance. Vendor represents and warrants that the Development Services will be performed in a professional manner consistent with the level of care, skill, practice and judgment exercised by other professionals in performing services of a similar nature under similar circumstances by personnel with requisite skills, qualifications and licenses needed to carry out such work.

(b) Original Development. Vendor represents and warrants that all Creative embodied in any Company Product will be of original development by Vendor (except for Approved Third-Party Materials or information supplied by Company to Vendor expressly for use in any Company Product) and do not infringe upon or otherwise violate any trademark, copyright, patent or other proprietary rights, United States or foreign, of any third party, or otherwise violate any U.S. or foreign law, statute or regulation. Vendor further warrants that Vendor has not and will not in the performance of this Agreement infringe upon or otherwise violate any trademark, copyright, patent or other proprietary right, United States or foreign, of any third party. If, at any time during or after the term of this Agreement, Vendor becomes aware of the potential for a claim for such infringement or violation, Vendor shall immediately so notify Company in writing.

4.13 Exclusivity of Creative. The Creative, including, without limitation, the New Marks, the Formulae and the Packaging Materials shall be for the exclusive use of Company and its divisions, subsidiaries and affiliated companies, whether or not approved and ultimately used by Company, and shall remain the exclusive property of, and in the exclusive possession of, Company. Other than in performance of this Agreement, Vendor shall have no right to make use of any of the Creative. Vendor shall not (and shall ensure that no Vendor Contractor shall unless Company otherwise agrees) engage directly or indirectly in the development, production, manufacture, supply, marketing, distribution or sale of any:

(a) products other than the Company Products bearing or sold in connection with:

(i) any Company Intellectual Property or Creative; or

(ii) any trade marks or trade names identical or confusingly similar to or otherwise infringing any Company Intellectual Property or Creative;

(b) products of the same design as that of any of the Company Products;

(c) products of a design substantially similar to that of any of the Company Products;

(d) products in the same or confusingly similar packaging or presentation as any of the Company Products;

(e) products with a confusingly similar fragrance as any of the Company Products; or

(f) products using the same Formulae as any of the Company Products.

The provisions of, and Vendor's obligations under, this Section 4 will survive the expiration or termination hereof.

5. APPROVALS GENERALLY

5.1 Standard for Approval. Company's required Approvals pursuant to this Agreement may be based solely on Company's subjective standards, including, without limitation, its aesthetic judgment regarding Company Product characteristics, design, marketing, advertising, promotion and exploitation and the reputation, image and prestige of Company and its divisions, subsidiaries and affiliated companies, and the Company Marks, and may be withheld and/or limited, reserved or made subject to conditions in Company's sole discretion. Notwithstanding the foregoing, Approvals, once given, shall not be withdrawn absent a good faith, commercially reasonable basis.

5.2 No Effect on Vendor's Liability. Except as otherwise expressly provided in this Agreement, for the avoidance of doubt, no recommendation or any Approval given by Company pursuant to these sections, shall limit, reduce or exclude Vendor's obligations or liability under this Agreement.

5.3 Submission. Any request by Vendor for Approval pursuant to this Agreement must be made in writing and addressed to the Authorized Representative for the appropriate brand.

5.4 Right to Approve Company Products. Where any Approval is given subject to any commercially reasonable conditions or limitations, Vendor shall at all times comply with such commercially reasonable conditions or limitations prior to production, manufacture or distribution of that Company Product. Any Approval that is stated to be limited to a particular time period or season shall automatically terminate and be of no further effect from the end of the period or season for which such Approval is stated to be effective.

5.5 Scope of Company Product Approval. Company's Approval of any Company Products shall be:

(a) limited to such Company Products conforming with the relevant Approved samples and/or specifications in all respects, including, without limitation: (i) aroma; (ii) concept; (iii) Formula; (iv) Creative; (v) Packaging Materials; (vi) quality; (vii) design; (viii) materials (including the ingredients, pattern, color, composition and weight thereof); (ix) packaging; (x) the elements of the Company Intellectual Property to be used therewith; and (xi) the combinations and manner of use of such Company Intellectual Property (including, where relevant, the location, juxtaposition and size of any Company Marks appearing thereon);

(b) specific to the Company Products for which such Approval is given, unless otherwise specified in writing; and

(c) confirmed using the Product Approval Form discussed in Section 4.8(b) and attached hereto as Appendix 4. Company's Approval shall be effective only after full execution of the Product Approval Form.

5.6 Product Change Following Approval.

(a) Changes Initiated by Vendor. Before Vendor makes any change to any aspect of the development, manufacture, production or distribution of an Approved Company Product (including any changes to Creative therefor), Vendor must submit to Company, on the Product Approval Form attached hereto as Appendix 4, a complete description of the change and the reason for the change. Company, in its sole discretion, will Approve or reject such request on the Product Approval Form

(b) Changes Requested by Company. Company reserves the right, at any time and for any commercially reasonable basis, to request changes to Approved Company Products. If Company's request is made in order to comply with regulatory or legal requirements, then Vendor shall comply with the request and have developed, produced, manufactured and distributed conforming Approved Company Product to Company Stores within [----------]23 of Company's request; otherwise, Vendor shall comply with the request and have developed, produced, manufactured and distributed conforming Approved Company Product to Company Stores within [----------]24 of Company's request.

6. APPROVED CONTRACTORS

6.1 Use of Approved Contractors. Vendor is solely responsible for selecting and managing all Contractors that perform services for Vendor pursuant to this Agreement. Vendor, however, must be sure that all such Contractors are Approved prior to their performance of any such services. Approval of any Approved Contractors shall in no way diminish Vendor's obligations to Company under this Agreement. Vendor shall remain responsible to Company for all obligations hereunder, including but not limited to those undertaken by an Approved Contractor. Approved Contractors may not subcontract the development, production, manufacture or distribution of any Approved Company Products except to Approved Contractors who have been Approved to provide such services for those specific Approved Company Products.

6.2 Approval Process. If Vendor wishes to use any party as a Contractor, Vendor shall, at least one (1) month prior to placing any order with such party or retaining the services of such party, seek in writing and obtain Approval for the proposed Contractor as an Approved Contractor and shall further:

(a) supply Company with the name and address of the proposed Contractor and such information as Company may reasonably require as to the financial stability, ownership, management and general stability of the proposed contractor;

(b) supply Company with the address of such premises at which it is proposed that the proposed Contractor shall be developing, producing, manufacturing or warehousing Company Products, and the Company Products which it is proposed shall be developed, provided or manufactured at such premises, and such further information as Company may reasonably require in relation to such premises and such Company Products;

(c) if requested by Company, provide evidence satisfactory to Company that the use of such Contractor by Vendor will not affect Vendor's ability to comply with its obligations under this Agreement, including, without limitation, the Code of Vendor Conduct, Personal Care Vendor Handbook and Vendor Compliance Agreement; and

(d) if the proposed contractor intends to manufacture Company Products, obtain and deliver to Company a current Vendor Compliance Agreement signed by the proposed Contractor.

6.3 Ceasing to Use an Approved Contractor. Vendor shall promptly notify Company in writing when it ceases to use the services of any Approved Contractor and the reasons for such cessation.

6.4 Vendor Responsibility for Approved Contractors. Vendor shall:

(a) exercise proper supervision over the operations of each Approved Contractor including (but not limited to) quality control and strict control of all labels and similar materials so that at all times all Company Products manufactured by that Approved Contractor are of the quality required under this Agreement;

(b) ensure that no Approved Contractor at any time supplies any Company Products to any party other than Vendor or Company, except as otherwise Approved;

(c) supply to Company as soon as possible any such information in relation to any Approved Contractor as may from time to time be reasonably requested by Company;

(d) promptly, if so requested by Company, ensure that any Approved Contractor sign such amended form of Vendor Compliance Agreement as Company shall specify and if the relevant Approved Contractor does not do so Company shall be deemed to have withdrawn Approval under Section 6.5;

(e) ensure that each Approved Contractor involved in any way with the development or production of Company Products, prior to such involvement, signs an intellectual property assignment agreement in form and substance acceptable to Company assigning to Company all rights to any Creative and Company Products (except as to Third Party Materials Approved by Company, in which case the Approved Contractor shall provide an exclusive license to Company in perpetuity [except for any third-party owned fragrance, which shall be licensed exclusively to Company but which may be limited in duration to the time period during which such fragrance is supplied by the licensing third party] with respect to the Third-Party Materials and shall fully disclose to Company any information [such as Formula(e), process, etc.] necessary or useful for Company to make full use of the Third-Party Materials) and ensuring the Company is not restricted or obligated to the Approved Contractor in any way with respect to Creative or Company Products with which the Creative Contractor was involved (except as stated in any exclusive, perpetual license for the Third-Party Materials);

(f) ensure that each Approved Contractor at all times observes and complies with the terms of such Vendor Compliance Agreement and the Code of Vendor Conduct incorporated therein, including that Vendor shall provide Company with annual compliance reports for all then-current Approved Contractors that have performed manufacturing services beyond supplying ingredients or components pursuant to this Agreement during the trailing twelve (12) months prior to such report (the "Annual Compliance Report"). Such Annual Compliance Report shall be based on annual monitoring of these facilities, to be performed by: (1) an Approved third-party monitor agreed upon by Company and Vendor; or (2) by Vendor's own internal monitoring team, using a form of report to be agreed upon by Vendor and Company; and

(g) assist Company or its authorized representatives so that they can enter and inspect all premises where Company Products have been, are being, or are intended to be manufactured and/or stored whether owned or controlled by Vendor, any Approved Contractor or otherwise, as required by the Vendor Compliance Agreement, upon one (1) week's notice, for purpose of inspecting the premises, the manufacturing process and/or the Company Products.

For the avoidance of doubt, Vendor shall not have manufactured any Company Product or permit to be manufactured any Company Product by any third party (including, without limitation, any Vendor Affiliate) other than an Approved Contractor and then only in accordance with the terms of the relevant Approval and in respect of the Company Products for which the relevant Approved Contractor has been Approved. Any breach of this Agreement by one of Vendor's Contractors shall be deemed a breach by Vendor. If such breach was beyond the reasonable control of Vendor, aside from whatever damages, if any, Company may be entitled to seek as a result of such breach under this Agreement, Vendor shall be permitted to cure such breach by taking appropriate corrective action with the breaching Contractor, up to and including termination of such Contractor.

6.5 Withdrawal of Approval for Cause. Without prejudice or limitation to any other right or remedy that Company may have:

(a) if an Approved Contractor breaches any term or condition of its Vendor Compliance Agreement, including without limitation the Code of Vendor Conduct, the Personal Care Vendor Handbook, or the Purchase Order Terms and Conditions;

(b) if Company determines that an Approved Contractor is not meeting Company's standards with regard to quality or delivery; or

(c) if an Approved Contractor has in any way infringed the Company Intellectual Property or other intellectual property or proprietary rights of Company, its divisions, subsidiaries and affiliated companies,

Company may withdraw its Approval of the Approved Contractor(s) upon notice to Vendor, whereupon Vendor shall:

(i) request no further services from that Contractor, shall demand the immediate cessation of work for any pending orders, and shall place no further orders with that Contractor with respect to Company Products;

(ii) ensure that such Contractor ceases to develop, produce or manufacture Company Products;

(iii) recover all items incorporating any Company Intellectual Property from that Contractor; and

(iv) certify to Company, in writing signed by its Chairman, President, Chief Executive Officer or Chief Financial Officer, that the requirements of subsections (i), (ii) and (iii) have been complied with in full.

7. MANUFACTURE OF APPROVED COMPANY PRODUCTS

7.1 Generally. Vendor shall ensure that the Approved Company Products are manufactured in accordance with their concepts, designs, specifications and timelines to a high standard of quality and in accordance with the Key Milestones and all conditions to which Approval of particular Approved Company Products may be subject. Vendor shall further ensure that the Approved Company Products are manufactured in accordance with the Vendor Compliance Agreement, Personal Care Vendor Handbook, Purchase Order Terms and Conditions, and Code of Vendor Conduct prior to their shipment to Company Stores. Vendor represents and warrants that all Company Products will conform to the descriptions and specifications, if any, included in the relevant full executed Product Approval Form.

7.2 Quality Assurance and Finished Product Testing. Vendor is familiar with and shall comply with, and ensure its Contractor's compliance with, the current quality assurance standards and processes set forth in the Personal Care Vendor Handbook prior to the release of any Company Product for shipment to Company Stores. Vendor further represents and warrants that Vendor's own quality assurance standards meet Company's quality standards. In addition, Company, [-----]25, shall have the right to review Vendor's quality assurance standards and the products and services sold or provided in connection with the Creative and Company Products to confirm that those quality assurance standards and products meet Company's quality standards. Vendor shall submit to Company's testing contractor samples of finished Approved Company Product for finished product testing in accordance with the Personal Care Vendor Handbook. Vendor shall not ship Company Products to Company Stores, to third-party logistics providers that consolidate shipments and deliver products to Company Stores ("Poolers") or to Gap Inc. Distribution Centers without receiving notification that the Approved Company Products have passed such finished products testing. All costs of finished products testing shall be borne by Company.

7.3 Continuity of Production. Vendor may not discontinue the manufacture or distribution of any Approved Company Products without Company's Approval, except in the event of a material breach of this Agreement on the part of Company that remains uncured thirty (30) days after written notice to Company of the material breach.

7.4 Discontinuation of Approved Company Products Without Cause.

(a) Except as stated in Section 7.4(c), at any time, and for any reason, Company may choose to discontinue the manufacture and sale of any Company Product upon six (6) months advance notice to Vendor without liability.

(b) Except as stated in Section 7.4(c), at any time, and for any reason, Company may choose to discontinue the manufacture and sale of any Company Product upon [----------]26 advance notice to Vendor. In the event of such notice of discontinuation, after the [----------]27 has expired, Company will be liable to Vendor for up to [----------]28 WOS based on the current WOS at the time of notice ("Discontinuation WOS Amount") of any remaining finished Company Product. Company may offset this liability, at its sole discretion, by: (1) purchasing remaining inventory at a price to be negotiated, taking into account the discounted prices offered by many of Company's Channels of Distribution; (2) allowing Vendor to sell excess inventory through Approved non-Gap Inc. channels outside the Territory or; (3) demanding destruction of some or all of the Discontinuation WOS Amount and compensating Vendor in an amount equal to Vendor's cost of raw materials and production. All remaining inventory and components in excess of the Discontinuation WOS Amount shall be destroyed at Vendor's expense.

(c) If Company, within [----------]29of the initial launch of any Approved Company Product, requests the discontinuance of all development, production, manufacture, and distribution of the Company Product without cause, Vendor shall cease to procure or manufacture any additional components of the Company Product, but Company shall agree to continue to sell the Company Product in its Company Stores for the lesser of a [----------]30 period from the date of the Company Product's launch or as long as supplies last. Any remaining Company Product at the end of the [----------]31 period shall be handled pursuant to the Clearance process set forth in Section 7.6, below.

7.5 Wind-Down Upon Expiration. Upon expiration of this Agreement, Vendor shall have a [----------]32 wind-down period (the "Wind-Down Period") during which Company will continue to sell Approved Company Product in Company Stores. During the Wind-Down Period, all exclusive rights granted to Vendor pursuant to this Agreement shall cease to exist and Company shall be free to contract with third parties for the development, production, manufacture and distribution of Company Products in all territories and all channels of distribution.

7.6 Clearance. Upon the discontinuation of any Company Product pursuant to Section 7.4, Vendor shall offer the remaining inventory of such discontinued Company Product to Company at a price to be negotiated, taking into account the discounted prices offered by many of Company's Channels of Distribution. Upon such expiration or termination, Company may, at its sole discretion, purchase any or all remaining Company Product, but shall not be liable to Vendor for any amount exceeding [----------]33 Weeks of Supply from the initial sales forecast for that Company Product (expressed in units of Company Product) (the "Discontinuation Protection Amount"). If Company purchases an amount of each Company Product that is less than Discontinuation Protection Amount), Company shall, in its sole discretion, allow Vendor to: (1) sell an amount of such Company Product equal to the Discontinuation Protection Amount through non-Gap Inc. channels outside the Territory; or (2) demand destruction of the Company Product and compensate Vendor for the Discontinuation Protection Amount in an amount equal to Vendor's cost of raw materials and production plus overhead expenses not to exceed [----------]34 of the costs for raw materials and production.. All remaining inventory and components in excess of the Discontinuation Protection Amount specific to terminated Company Products shall be destroyed at Vendor's sole expense.

(a) Prior to Vendor distributing any Company Product through non-Gap Inc. channels outside the Territory pursuant to this Clearance process, Company reserves the right to first offer Company Product subject to the Discontinuation Protection Amount to Gap Inc. stores, Gap Inc. Outlet, Gap Inc.'s International Sales Program, or other Gap Inc. channels of distribution (collectively, "Gap Inc. Channels of Distribution"). The Gap Inc. Channels of Distribution are not obligated to accept any such Company Product. Any amounts purchased by any of these Gap Inc. Channels of Distribution shall be credited against the Discontinuation Protection Amount.

(b) All channels of distribution for clearance of Company Product, and quantity of Company Product to be sold through those channels, must be Approved by Company in advance.

8. DISTRIBUTION/DELIVERY

8.1 Scope. Vendor shall implement a vendor managed inventory system ("VMI") concerning the production, storage and distribution of Company Products utilizing electronic means to transmit necessary information ("VMI Service"), and shall be bound by the terms and conditions of the EDI Addendum attached hereto as Appendix 5. The distribution of all Company Product to Company Stores, or other locations approved by Company will be through VMI.

8.2 VMI Service Levels and Collaborative Forecasting. Vendor and Company shall meet monthly to establish monthly VMI service levels for inventory and delivery of Company Product to Company Stores ("VMI Service Levels") and shall formalize the agreed-upon VMI Service Levels in writing, in a format to be agreed upon by the parties. At this monthly meeting, the parties shall:

(a) Collaborative Forecasts. Agree upon overall forecasts of unit sales for Company Product by SKU for the upcoming [----------]35. For the initial forecast prior to the first release of a Company Product for sale, if Company and Vendor are unable to agree upon the [----------]36 forecast of unit sales for any SKU(s), Company shall have the right to set that forecast;

(b) Target Weeks of Supply. Agree upon target inventory levels by SKU for Company Product in Company Stores in the form of Weeks of Supply. "Weeks of Supply" (or "WOS") shall mean the amount of inventory necessary to support that number of weeks of forecasted sales. If Company and Vendor are unable to agree upon such target inventory levels, Company shall use the average of the immediately preceding [----------]37 as the target WOS, not to exceed [----------]38 WOS, or the Visual Minimums, defined in 8.2(d), whichever is greater;

(c) Weeks of Supply Threshold. Agree upon minimum WOS of Company Products that the Vendor shall maintain at Company Stores ("Minimum Weeks of Supply Requirements" or "Min WOS Requirements") and maximum WOS of Company Products that the Vendor shall not exceed at Company Stores ("Maximum Weeks of Supply Requirements" or "Max WOS Requirements");

(d) Product Assortment. Agree by SKU on which Company Products shall be distributed to which Company Stores, including the number of facings and units per SKU to be displayed for each category of Company Store ("Visual Minimums"); and

(e) Review Past Month Performance. Review the Vendor performance over the past month, and Company's performance under Section 8.2(d). and assess whether there were any failures with respect to the VMI Service Levels and resolve any receipt discrepancies. The consequences of any failure to meet the VMI Service Levels are addressed in Section 8.9 below.

8.3 System Operations and EDI. Each party, at its own expense, shall provide and maintain the equipment, software, services and testing necessary to effectively and reliably transmit and receive VMI Documents either via its own system or that of a secure third-party provider. The parties' computer systems shall be linked to allow the electronic transmission of certain information concerning the VMI Service and they shall electronically transmit said information in order to facilitate electronic purchase and sale transactions relating to the Company Products ("Transactions"). Both parties shall respectively secure and shall maintain during the term of this Agreement lawful license rights to use EDI software to the extent necessary for each to perform its obligations under this Agreement. Each party shall pay for all costs relating to its use and maintenance of EDI, respectively. The terms of the EDI Addendum, attached hereto as Appendix 5, shall apply to electronic data interchange under this Agreement.

The parties shall adopt and use EDI transaction documents for the VMI Service as follows:

EDI Transaction Set	Description
EDI 830	Sales forecast to Vendor
EDI 850	PO/DPO to Vendor
EDI 997	Acknowledgment
EDI 856	ASN from Vendor to HQ
EDI 852	Sales & Inventory
EDI 870	Ready to Ship
EDI 855	Purchase Order Acknowledgement

8.4 VMI Documents.

(a) Company Transmissions. Each week, by 10:00 a.m. on Monday, the Company shall communicate the following elements of the past week's performance to Vendor by electronic transmission in a format mutually agreed to by Company and Vendor:

(i) Store Sales. Sales by SKU by store for the past week;

(ii) Store Inventory Positions. Inventory positions by SKU by store for the past week ending.

(iii) Store Forecasted Sales. Forecasted sales by SKU by store for the upcoming [----------]39.

(b) Vendor Transmissions. Each week, by 10:00 a.m. on the Tuesday following the Company transmission on Monday, Vendor shall communicate the information required by Section 8.7, below, to Company by electronic transmission in a format mutually agreed to by Company and Vendor.

8.5 Transmissions.

(a) Proper Receipt. VMI Documents shall not be deemed to have been properly received, and no VMI Document shall give rise to any obligations, until accessible to the receiving party at such party's receiving computer.

(b) Unintelligible Transmissions. If any transmitted VMI Document is received in an unintelligible or garbled form, the receiving party shall promptly notify the originating party (if identifiable from the received VMI Document). In the absence of such a notice, the originating party's records of the contents of such VMI Document shall control. For the avoidance of doubt, only intelligible documents shall be deemed received.

(c) Vendor's Transmission Quality. Vendor warrants and represents that the VMI Documents shall be free of any and all "time bombs," computer viruses and copy protection mechanisms, which may disable, interfere with, disrupt or damage Company's computer or telecommunications facilities.

8.6 Security Procedures. Each party shall properly use those security procedures, including those specified in the Personal Care Vendor Handbook, which are reasonably sufficient to ensure that all transmissions of VMI Documents are authorized, to protect its business records and data from improper access and to ensure compliance with the confidentiality provisions of this Agreement.

8.7 Vendor VMI Commitments.

(a) Inventory Deliveries. Vendor shall deliver inventory of the Company Products to the agreed-upon destination (i.e., Company Stores, Pooler or Gap Inc. Distribution Centers) by transporting sufficient inventory to the Company Stores in order to satisfy the Target Weeks of Supply set forth in Section 8.2(b).

(b) Advance Shipment Notice ("ASN"). Vendor shall notify Company via EDI of intended ship quantities by SKU by store [----------]40 prior to shipment to the agreed-upon destination. This EDI transmission shall be the documentation upon which Company relies in performing the reconciliation process discussed in Section 9.8, below.

(c) Inventory Position Updates. Vendor shall provide to Company on a [----------]41 basis during the term of this Agreement accurate inventory level updates detailing inventory in progress at Company or the relevant Approved Contractor, in transit, and in stock at the Vendor warehouse for each Company Product and other relevant information that Company may request from time to time.

(d) Vendor Freight Charges. Vendor shall be solely responsible for all freight charges and all other costs in relation to distribution of the Company Products to the Company Stores, regardless of whether Vendor actually delivers the Company Products to Company Stores, or to a Pooler or Gap Inc. Distribution Center. Company shall have the following options, in its sole discretion: (1) Vendor replenishes store-allocated cartons to Company Stores based on VMI Service Levels; (2) Vendor replenishes store-allocated cartons to Poolers based on VMI Service Levels; and (3) Vendor replenishes store-allocated cartons to Gap Inc. Distribution Centers based on VMI Service Levels.

Vendor shall reimburse Company for incremental freight charges if Vendor ships Company Products to:

(i) Poolers: Charges will be determined based on the following formulae:

a. [----------]42 fee for Pooler handling charges, plus

b. [----------]43 fee for shipping charges from Pooler to Store.

(ii) Gap Inc. Distribution Centers: Using the formula below, charges will be determined based on [----------]44 of the sum of either (a) plus (c) or (b) plus (c), plus [----------]45 of (d) and (e), all as appropriate depending on whether a Pooler is used.

a. [----------]46 fee for Distribution Center handling charges if carton is cross-docked, plus

b. [----------]47 fee for Distribution Center handling charges if carton is NOT cross-docked (i.e. full carton is stocked & picked in the Distribution Center), plus

c. [----------]48 fee for shipping charges from Distribution Center to either Company Stores or Pooler, plus

d. to the extent a Pooler is used, [----------]49 fee for Pooler handling charges, plus

e. to the extent a Pooler is used, [----------]50 fee for shipping charges from Pooler to Store.

All of these freight charges are subject to confirmation and may be changed from time to time in a writing signed by both parties. The parties agree to work in good faith to agree upon a "per unit cost, per category" or a "per carton cost" as the parties get closer to implementation, for which the above figures will be used as guidelines.

(e) Risk of Loss. Vendor irrevocably and unconditionally assumes all risk of loss up until acceptance of the Company Products by a manager at the Company Store or, if directed by Company, by authorized personnel at the specified Gap Distribution Center or Pooler, and all risk of loss before and after acceptance at the Company Stores, Distribution Center or Pooler if the Company Products are not accepted, nonconforming, unsatisfactory or if Vendor, or its Contractor, has otherwise breached any term of this Agreement or the Personal Care Vendor Handbook. For the avoidance of doubt, no liability shall be incurred by Company and the risk of loss shall not pass to Company until legal title passes to Company for the Company Products, which shall occur only upon acceptance of the Company Products by a manager at the Company Store, or, if directed by Company, by authorized personnel at the specified Gap Distribution Center or Pooler, and only if said goods are in good condition, conform to the requirements of this Agreement, including the VMI Service Levels, and are so accepted by Company.

(f) Packing Criteria. Vendor agrees to use its best efforts to ensure packing and labeling accuracy, and Vendor shall compensate Company for any errors as concerns the packing accuracy. The parties shall work in good faith to define a related packing audit procedure.

(g) Inventory Support. Vendor shall staff and support a toll-free hotline for Company Stores to call to resolve any inventory shipment questions.

(h) Return Process. Vendor shall establish and support a return process at Vendor's sole cost and expense for Company Stores to return to Vendor any product improperly sent to the Company Store and any damaged or defective Company Products, except that any leaking product shall be destroyed by Company. Vendor shall credit Company for non-conforming goods in accordance with Section 9.7.

8.8 VMI Service Reporting. Company will utilize its current IT infrastructure to produce reports to monitor the VMI Service Levels each week for the VMI Service to which Vendor is held accountable.

8.9 Failure to Satisfy VMI Service Levels.

(a) Failure to Deliver on Time. Should Vendor fail to deliver on time as communicated by the EDI ship data to more than [----------]51of Company Stores and more than [----------]52 of SKUs of Company Products for more than [----------]53 per Company fiscal quarter, Vendor shall be in material breach of this Agreement. In addition to any other remedies for material breach stated herein, Company may, in its sole discretion, source a replacement distribution provider at Vendor's cost for at least [----------]54 and until Vendor can establish its ability to delivery on time.

If Vendor delivers inventory of the Company Products to Poolers or Gap Inc. Distribution Centers, Company commits that the Company Products delivered to such Poolers or Distribution Centers will arrive to the Company Stores within an agreed-upon timeframe.

(i) Vendor shall replenish store-allocated cartons to Poolers based on the following Company service level targets:

a. Company Products shall be delivered to Company Stores [----------]55 after goods are received at Poolers (depending on frequency, as well as location of Company Stores and Poolers)

(ii) Vendor shall replenish store-allocated cartons to Gap Inc. Distribution Centers based on the following Company service level targets:

a. Company Products shall be delivered to Company [----------]56 after goods are received at Distribution Centers (depending on frequency, as well as location of Company Stores and Distribution Centers)

(b) Failure to Maintain Minimum Weeks of Supply. If more than [----------]57 Company Stores have been below the Minimum Weeks of Supply of any particular SKU for more than [----------]58, Vendor shall compensate the Company financially for any lost sales going forward until remedied, calculated to be the difference between demand and actual sales. However, if Vendor is distributing goods through Gap Inc. Poolers or Distribution Centers, the [----------]59 period shall be extended to [----------]60. Company may establish demand through use of forecasts based on the two (2) prior months in which adequate supplies were available, projected forward using a commercially reasonable trend method and seasonally adjusted. This subsection 8.9(b) shall not be applicable if Vendor is out of stock of Company Approved Products because sales have surpassed the most recent store forecasted sales, as determined pursuant to Section 8.4(a)(iii), by more than [----------]61, or if Vendor provides Company with [----------]62 days advance notice that an event has occurred beyond the reasonable control of Vendor or Vendor's Contractor such that manufacture of the SKU at issue will be prevented for at least [----------]63, in which case the parties shall work in good faith to adjust the Minimum Weeks of Supply for such SKU at the next monthly meeting to account for such event.

(c) Failure of Exceeding Maximum Weeks of Supply. If any Company Store has been above the Maximum Weeks of Supply for any particular SKU for more than [----------]64, any unit of that SKU that the Vendor delivers in excess of the Maximum Weeks of Supply thereafter shall be free of charge until remedied.

(d) In addition to any other consequences of such material breach stated herein, in any calendar month that Vendor fails to satisfy the VMI Service Levels set forth in Section 8.9(b) and (c), above, at more than [----------]65 of Company Stores and for more than [----------]66 of SKUs of Company Products, Vendor shall be in material breach of this Agreement.

(e) Company's Failure to maintain Visual Minimums as agreed pursuant to Section 8.2(d) in more than [----------]67 of Company Stores for [----------]68 of SKUs of Company Products for more than [----------]69 shall be considered a breach of this Agreement, and Company shall compensate Vendor financially for any lost sales, calculated to be the difference between demand and actual sales. Company shall establish demand through use of forecasts based on the [----------]70 in which adequate supplies were available, projected forward using a commercially reasonable trend method and seasonally adjusted.

9. TERMS AND CONDITIONS OF PURCHASE

9.1 Purchase Price. For all Approved Company Products developed, produced, manufactured and distributed by Vendor, Company shall pay Vendor [----------]71 of the Initial Retail Value of all Company Products received at the Company Stores or other location Approved by Company ("Vendor Initial Retail Value").

9.2 Payment Terms. Vendor shall invoice Company monthly in a format to be agreed upon by Vendor and Company, to include both a summary invoice and a separate, detailed breakdown of dates and quantities of deliveries to Company Stores during the preceding month. Company shall perform a reconciliation process and shall pay the amounts due and owing to Vendor hereunder within thirty (30) of receipt of invoices issued by Vendor. In the event of a good faith dispute with regard to a portion of an invoice, Company may withhold the portion of the payment relating to the disputed portion of the invoice.

9.3 Records and Audits. Vendor shall maintain complete and accurate accounting records in accordance with sound accounting practices and all applicable laws so as to substantiate each invoice. Vendor shall preserve such records for a period of at least (2) years after completion of the pertinent work. Company shall have access to such records for purposes of audit through an accounting firm selected and paid for by Company. Any such review of Vendor's records shall be conducted at reasonable times, and no more than once annually, during normal business hours.

9.4 Promotional Products. Vendor shall supply to Company, at [----------]72 such number of Company Products and or non-saleable promotional samples as reasonably required by Company from time to time for marketing or advertising purposes, including, without limitation, for distribution to Company employees and at public, charity, and media events.

9.5 Sales Associate Gifts. Vendor shall supply to Company, [----------]73, [----------]74 sample of a Company Product to be agreed upon in advance by Company and Vendor for each Company Store sales associate as gifts at each major launch ("Sales Associate Gift"). The Sales Associate Gifts shall be at least 1.0 ounces, shall not be a sample, and shall be labeled with the language "Gift - Not for Resale" or the equivalent.

9.6 Store Testers. Vendor shall supply to Company [----------]75 a minimum of [----------]76 of each Company Product (for solely such Company Products that the parties agree require testers, such as fragrances, body lotions, hand and body creams, and cosmetics) per Company Store per month to be labeled as a tester for use by store employees and customers. Testers shall be agreed upon as part of the Annual Plan.

9.7 Non-conforming Goods. All Company Products purchased by Company that do not meet Company's specifications and requirements, including but not limited to quantities, packing and shipping requirements, or that were manufactured in breach of the terms and conditions of this Agreement, including but not limited to the Code of Vendor Conduct, the Vendor Compliance Agreement, the Personal Care Vendor Handbook, or the Purchase Order Terms and Conditions, may be returned by Company to Vendor at Vendor's cost, pursuant to the terms and conditions of Company's Purchase Order, regardless of whether such Company Products were accepted by Company upon delivery to the Company Store or other Approved location; provided however, that Company complies with the reasonable return procedures of Vendor. Vendor shall not be entitled to receive any payment for units returned pursuant to this Section and must reimburse Company for any amounts already paid for such units.

9.8 Reconciliation Process. Company shall reconcile the quantity of Company Product as described by individual store purchase orders issued by Vendor, the detailed Vendor invoice, and with actual receipted goods at the store level. Company will make a good faith effort to resolve any inventory discrepancies and will notify Vendor should the actual payment differ from the invoice amount.

10. ADDITIONAL OBLIGATIONS OF VENDOR

10.1 Non-Competition. During the term of this Agreement, Vendor may not enter into any agreement for the development, production, manufacture, distribution or sale of Personal Care Products or Home Fragrance Products with any of the following specialty apparel retailers: [----------]77.

10.2 Notification Regarding Lost Sales. Vendor shall notify Company in the event it loses a client or combination of clients accounting for twenty-five percent (25%) or more of the consolidated annual revenue of Inter Parfums, Inc

10.3 Warrants and Registration Rights. Inter Parfums, Inc. shall issue to The Gap, Inc. warrants (in the form of Appendix 7) to purchase Common Stock (as defined in Appendix 7) of Inter Parfums, Inc. in accordance with the following schedule:

(a) On the day hereof, a warrant ("Warrant #1") to purchase one hundred thousand (100,000) shares of Common Stock of Inter Parfums, Inc., which shall be immediately exercisable, have an exercise price per share of one hundred twenty five percent (125%) of the Fair Market Value (determined in the same manner as in Section 3(c) of Appendix 7) of a share of Common Stock on the day hereof, and shall expire five (5) years from the date hereof;

(b) On September 1, 2006, a warrant ("Warrant #2") to purchase one hundred thousand (100,000) shares of Common Stock of Inter Parfums, Inc., which shall be immediately exercisable, have an exercise price per share of one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of issuance of Warrant #2 (determined in the same manner as in Section 3(c) of Appendix 7), and shall expire five (5) years from the date of issuance of Warrant #2; provided that, if a Change of Control of Inter Parfums, Inc. shall occur prior to September 1, 2006, Warrant #2 shall be issued immediately prior to such Change of Control.

(c) On September 1, 2009, a warrant ("Warrant #3") to purchase fifty thousand (50,000) shares of Common Stock of Inter Parfums, Inc., which shall be immediately exercisable, have an exercise price per share of one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of issuance of Warrant #3 (determined in the same manner as in Section 3 of Appendix 7), and shall expire three (3) years from the date of issuance of Warrant #3; Notwithstanding the foregoing, the extension of this Agreement as set forth in Section 14.2(a) shall be a condition precedent to the issuance of Warrant #3; and

(d) On September 1, 2011, a Warrant ("Warrant #4") to purchase fifty thousand (50,000) shares of Common Stock of Inter Parfums, Inc., which shall be immediately exercisable, have an exercise price per share of one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of issuance of Warrant #4 (determined in the same manner as in Section 3 of Appendix 7), and shall expire three (3) years from the date of issuance of Warrant #4. Notwithstanding the foregoing, the extension of this Agreement as set forth in Section 14.2(b) shall be a condition precedent to the issuance of Warrant #4;

Inter Parfums, Inc. shall grant to Company registration rights, with respect to each of Warrant #1, Warrant #2, Warrant #3, and Warrant 4 as set forth in each Warrant.

The number of shares subject to Warrant #2, Warrant #3, and Warrant #4 shall be adjusted from time to time prior to issuance of such warrants, respectively, upon the occurrence of certain events described in this Section:

(i) If Inter Parfums, Inc. at any time prior to the issuance of Warrant #2, Warrant #3, or Warrant #4 shall declare or pay, without consideration, any dividend of its Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or similar event other than by paying a dividend of Common Stock or in any right to acquire Common Stock) (any such event, a "Split"), or in the event the outstanding shares of Common Stock shall be combined or consolidated into a lesser number of shares of Common Stock (by reclassification, reverse stock split or similar event) (any such event, a "Combination"), then concurrently with the effectiveness of such Split or Combination, the number of shares to be subject to Warrant #2, Warrant #3, and/or Warrant #4, as the case may be, immediately prior to such event shall be proportionately increased in the case of a Split or decreased in the case of a Combination, computed to the nearest whole share. If Inter Parfums, Inc. shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then Inter Parfums, Inc. shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock. The provisions of this clause (i) shall similarly apply to successive Splits and Combinations.

(ii) In the case of any capital reorganization or reclassification of the capital stock of Inter Parfums, Inc., or any consolidation or merger of Inter Parfums, Inc. with another corporation or the sale, transfer or other conveyance of all or substantially all of its assets to another corporation (other than as provided for in (i) above), prior to the issuance of Warrant #2, Warrant #3, or Warrant #4, in such a way that holders of Common Stock shall be entitled to receive cash, stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other conveyance, lawful and adequate provision shall be made whereby Inter Parfums, Inc., its successor or any parent of the successor, as the case may be, shall assume by written instrument executed and delivered to Company the obligation to deliver to Company Warrant #2, Warrant #3, and/or Warrant #4, as the case may be, which will thereafter be exercisable for the kind and amount of cash, shares of stock, securities or assets receivable upon such event by a holder of the number of shares of Common Stock that would have been issued to the holder of such warrant(s) had such warrant(s) been issued or delivered and exercised immediately prior thereto.

As evidence of the kind and amount of stock or other securities or property which shall be the subject of the warrants after any such reclassification, change, consolidation, merger, sale, transfer or conveyance, Inter Parfums, Inc. shall maintain in its records at its principal office a certificate of any firm of independent public accountants (who may be the regular auditors retained by Inter Parfums, Inc.) with respect thereto.

The provisions of this clause (ii) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales, transfers or conveyances.

(iii) Whenever the number of shares or other consideration to be issued in respect of Warrant #2, Warrant #3, and/or Warrant #4 prior to issuance of such warrants is adjusted as herein provided, Inter Parfums, Inc. shall issue promptly to Company a certificate signed by the chief financial officer of Inter Parfums, Inc., showing in appropriate detail the facts requiring such adjustment, the computation thereof, the number of shares or other consideration subject to the warrants to be issued after such adjustment with respect to each share originally purchasable upon exercise thereof.

(iv) If any event occurs as to which in the reasonable opinion of the Board of Directors of Inter Parfums, Inc. the other provisions of this Section are not strictly applicable or if strictly applicable would not adequately protect from dilution the rights of The Gap, Inc. in accordance with the intent and principles of such provisions and this Agreement, then the Board of Directors of Inter Parfums, Inc. shall make an equitable adjustment in the application of such provisions, in accordance with such intent and principles of such provisions, so as to protect such rights as aforesaid. In addition, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Section 10.3, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of The Gap, Inc. against impairment.

11. INTELLECTUAL PROPERTY

11.1 Ownership of Company Intellectual Property. Vendor acknowledges that all rights, titles and interests in and to the Company Intellectual Property, including the Creative and Company Products developed by Vendor, shall be vested solely in Company as to Approved Third-Party Materials where Company has Approved the third party's retention of ownership and the terms on which the Third-Party Materials will be licensed to Company. Vendor shall provide reasonable assistance and cooperation to Company to acquire, transfer, maintain, perfect and enforce Company's rights, titles and interests in the Company Intellectual Property, and shall not at any time do or cause to be done, or fail to do or fail to cause to be done, any act or thing, directly or indirectly, contesting or in any way impairing those rights, titles or interests of Company. If such reasonable assistance and cooperation involves more than administrative acts, then the cost and expense of such reasonable assistance and cooperation shall be borne by Company.

11.2 Grant of License to Manufacture. During the term of this Agreement, Company hereby grants to Vendor, subject to the terms and conditions of this Agreement, a personal, non-transferable, non-sublicensable and non-exclusive license to use, reproduce, have reproduced and display Company Intellectual Property to the extent necessary for Vendor to develop Company Products and to produce and manufacture Approved Company Products in accordance with the terms of the Agreement. Nothing in this license is meant to preclude Company from using Company Intellectual Property in connection with its Gap Brand and Banana Republic Brand businesses, or any of its other brands or channels of distribution, or otherwise. Vendor acknowledges and agrees that (a) its use of the Company Intellectual Property shall inure exclusively to benefit Company; (b) use of the Company Intellectual Property by Vendor does not convey to Vendor any right, title or interest in or to any of the Company Intellectual Property or related goodwill; (c) Vendor shall not contest, oppose, challenge or do anything to impair the validity, ownership or enforceability of any of the Company Intellectual Property or the exclusive ownership of Company in, or the exclusive right of Company to control the use of, the Company Intellectual Property, or attempt to register any Company Mark or any confusingly similar trademark, service mark, trade name or domain name; (d) Vendor will not directly or indirectly depreciate or attempt to depreciate the value of the goodwill or reputation of any of the Company Intellectual Property, or use any of the Company Intellectual Property in any manner that is inconsistent with the terms of this Agreement; and Vendor agrees not to copy, use, imitate or employ any of Company's trademarks, service marks or names, trade dress, copyrights or properties of Company or any formulae, fragrances, scents or colors developed for use or used in Company products.

11.3 Assignment. Vendor hereby assigns to Company all of Vendor's worldwide right, title and interest in and to all rights, title and interest in the Creative and Company Products for the full term of protection of such rights, including any renewals and extensions, and agrees that such assignment shall be effective as soon as is possible under any applicable law, statute or regulation. Vendor hereby further assigns to Company all rights with respect to Third-Party Materials that Vendor may have such that Company has exclusive rights with respect to such Third-Party Materials.

11.4 Moral Rights. Vendor also hereby irrevocably transfers and assigns to Company, and waives and agrees never to assert, any and all "Moral Rights" (as defined below) Vendor may have in or with respect to any Creative or Company Products, even after termination of Vendor's work on behalf of Company. Vendor shall use its best efforts to obtain waivers of any and all "Moral Rights" from all of its employees, officers, agents, and/or Approved Contractors (and their employees, officers and/or agents). "Moral Rights" means any rights to claim authorship of the Creative and Company Products, to object to or prevent any modification of the Creative and Company Products, to withdraw from circulation or control the publication or distribution of any Creative or Company Products, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is called or generally referred to as a "Moral Right."

11.5 Assistance. Vendor agrees to sign, upon Company's request, any further documents (in a form substantially similar to the one attached hereto as Appendix 6) to perfect the assignment of rights as set forth herein or as otherwise may be necessary for Company's full enjoyment and exploitation of such rights. Vendor shall not directly or indirectly take or authorize any third party to take any action that might adversely affect the rights of Company in and to the Creative or Company Products or the intellectual property rights embodied therein, nor shall Vendor challenge Company's ownership thereof.

11.6 Intellectual Property Protection. Vendor acknowledges that Company shall have the exclusive right, but not the obligation, to file and prosecute applications in its name (or in the name of any of its current or future divisions, subsidiaries or affiliated companies, at its sole discretion) for trademark, service mark, trade name, domain name, copyright, industrial design, patent or other intellectual property or proprietary right registration and protection, including, but not limited to, marks developed hereunder and Creative. Further, Company reserves the sole and exclusive right at its discretion to assert claims against third parties for infringement or misuse of Company Intellectual Property. Company shall fund the costs of prosecuting such claims against third parties for infringement or misuse of Company Intellectual Property. Vendor shall promptly notify Company of any such infringement or misuse of which it becomes aware and provide full cooperation to company in any such claims asserted by Company.

12. CONFIDENTIALITY

12.1 Confidential Information. Vendor agrees to maintain and to use its best efforts to cause any Vendor Affiliate to maintain the confidentiality of any and all confidential and proprietary information and/or data of Company ("Confidential Information"), defined as the following:

(a) All products, concepts, Formulae, scents, fragrances, colors, packaging, prices, costs, financial information, product concepts, strategic or other plans, sales, sourcing, lists of dealers and customers and prospective dealers and customers, and any proposals made to or received from prospective dealers or suppliers related to Company Products;

(b) All materials including, without limitation, this Agreement, documents, drawings, samples, sketches, specifications, designs, the Personal Care Vendor Handbook, and any other information or handbook furnished to Vendor by Company or any of Company's agents or representatives ("Company Materials"); and

(c) All communications and correspondence between Vendor and Company and/or any Company agent or representative.

12.2 Limitation on Use of Confidential Information. Vendor agrees that it will neither use Confidential Information, nor circulate Confidential Information within Vendor's own organization, except to the extent necessary for:

(a) Negotiations, discussions and consultations with Company or Company's Authorized Representatives or agents;

(b) The provision to Company of goods or services at Company's order;

(c) Preparing bids, estimates and proposals for submission to Company; and

(d) Any other purpose Company may hereafter authorize in writing; and

and that, in any event, Vendor shall not disclose Confidential Information to Burberry Limited, Vendor's Affiliate internal Burberry division, or to any other specialty apparel retailer listed in Section 10.1, above, that may acquire an ownership interest in Vendor.

12.3 Nondisclosure and Return of Confidential Information. Vendor and any Vendor Affiliate will not publish (either orally or in writing), copy or otherwise disclose any Confidential Information to any third party, and that it will use its best efforts at all times to prevent inadvertent disclosure of such information to any third party. In this regard, Vendor shall return any and all Company Materials furnished to Vendor by Company immediately upon Company's request, regardless of reason, and shall advise respective Vendor Affiliate employees, Contractors (if any), agents, representatives or any others acting in concert with and/or on behalf of Vendor of the terms of this Agreement.

12.4 Limited Use of Company Name and Disclosure of Vendor's Operations. Except as otherwise expressly provided in this Agreement, or as necessary for the performance of this Agreement, Vendor shall not use or refer to any Gap Inc. or Company trademark, name, or other identifier (including Gap Beauty) or disclose or publish information about its business relationship with Gap Inc. or Company in any list, directory or other communication to any third person or entity, for Vendor's own advertising or promotional purposes unless such use is expressly Approved by Company.

(a) This Section shall not prohibit disclosure of information that Vendor believes in good faith is required to be disclosed by law, including, but not limited to, the applicable rules and regulations of the Securities and Exchange Commission, The Nasdaq Stock Market, any other exchange where the Vendor's securities may be listed for trading, or any court decision that is binding on Vendor ("Applicable Securities Laws"), but any such disclosure must be reviewed by Company in advance and must be submitted to Company according to the following schedule:

(i) annual report: at least ten (10) business days before filing;

(ii) quarterly reports: at least five (5) business days before filing;

(iii) current reports and non-earnings related press releases, two (2) full business days, or forty-eight (48) hours, whichever is longer, before filing or distribution, and Vendor shall use its best efforts to provide Company with two (2) business days advance notice prior to sending the reports or press releases for review,

(iv) earnings related press releases, one (1) full business day, or twenty-four (24) hours, whichever is longer, before distribution, and Vendor shall use its best efforts to provide Company with two (2) business days advance notice prior to sending the press releases for review;

(v) current reports or press releases required by Applicable Securities Laws to cure inadvertent violations of Regulation F-D: as much advance notice as reasonably possible under the circumstances.

(b) Once information has been publicly disclosed by Vendor in accordance with the terms of this Agreement, Vendor shall be free to discuss such information with analysts, broker/dealers, investment bankers, shareholders, and shareholders representatives, as may be the case, except that, without prior Approval by Company, Vendor shall not disclose any greater detail than that previously disclosed.

(c) With regard to any filing or disclosure, Vendor shall work in good faith with Company to ensure that Company is comfortable with any disclosure relating to Company or Company Products, including seeking confidential treatment of financial and other terms in the filing of this Agreement, and any subsequent agreements or amendments between the parties, with the Securities and Exchange Commission upon Company's reasonable request. In the event that Company and Vendor disagree about whether Vendor is required by law to disclose particular information, Vendor shall only make such disclosure if it believes in good faith that such disclosure is required based on advice from outside counsel.

12.5 Initial Press Release. Vendor and Company shall mutually agree upon the content and distribution of a joint press release to be issued upon execution of this Agreement.

12.6 Filings with the Securities and Exchange Commission Related to Execution of this Agreement. Company acknowledges that Vendor is required by the Applicable Securities Laws to file a description of this Agreement with the Securities and Exchange Commission. Accordingly, Vendor shall provide Company the opportunity to review and comment on that description at least three (3) business days prior to filing and shall prepare such description with a view to a confidential treatment request of all financial terms and such other terms as Company shall reasonably request, to the extent permitted by the Applicable Securities Laws. Similarly, if Vendor is required by law to file this Agreement with the Securities and Exchange Commission, Vendor shall seek confidential treatment of all financial terms and such other terms as Company shall reasonably request, to the extent permitted by the Applicable Securities Laws. At least ten (10) days prior to filing this Agreement, Vendor shall deliver to Company a copy of the filing that it plans to submit to the Securities and Exchange Commission, together with any requests for confidential treatment, for Company's review. Vendor shall work in good faith with Company to ensure that Company is comfortable with the content prior to filing. Vendor shall provide Company with a copy of the final filing within one (1) business day after filing. If the Securities and Exchange Commission indicates it may not grant confidential treatment as requested in the filing, Vendor shall promptly notify Company and shall consult with Company through the process of obtaining whatever confidential treatment is available. Promptly after receipt, Vendor shall provide Company with a copy of the confirmation that confidential treatment has been granted and the scope of that treatment. Vendor shall notify Company promptly upon notification to Vendor that anyone has sought under the Freedom of Information Act to obtain Confidential Information or the provisions of this Agreement redacted in the confidential treatment filing with the Securities and Exchange Commission and shall cooperate with Company in any effort by Company to contest the disclosure.

13. INSURANCE AND INDEMNIFICATION

13.1 Insurance Requirements. Vendor shall, at its sole cost and expense, maintain in effect at all times during the performance of the Agreement, and for a minimum period of one (1) year thereafter, all of the insurance specified below with insurers having a Best's rating of at least A-, Class X:

(a) Commercial general liability, including product liability, insurance with at least five million dollars ($5,000,000) combined single limit bodily injury and property damage, including products and completed operations, with limits written on an occurrence basis.

(b) Owned, non-owned and hired automobile liability insurance with at least two million dollars ($2,000,000) combined single limit bodily injury and property damage limits.

(c) Full statutory coverage for workers' compensation in accordance with applicable state or country law and employers liability with limits of at least one million dollars ($1,000,000) and disability insurance for all its employees as required by law. Vendor's coverage shall include Alternate Employers Coverage for these limits. These policies will contain waivers of the insurer's subrogation rights against Company where permitted by law.

The Gap, Inc., together with each and all of its divisions, subsidiaries and affiliated companies shall be named as "Additional Insureds" under the commercial general liability insurance required in Sections 13.1(a), above. Limits for Liability insurances can be met through a standalone policy or through a combination of primary and excess liability policies. All policies maintained by Vendor shall be written as primary policies, not contributing with and not supplemental to the coverage Company may carry. Certificates of insurance evidencing all these coverages and providing Company with thirty (30) days written notice of cancellation (except in the case of non-payment of premiums, which shall be ten (10) days), intent to non-renew, or adverse material change shall be provided to Company upon execution of this Agreement and at least ten (10) days prior to the expiration of the term of each policy. None of the requirements contained herein as to types, limits and approval of insurance coverage to be maintained by Vendor are intended to and shall not in any manner limit or qualify the liabilities and obligations assumed by Vendor under this Agreement. Vendor shall ensure that all Vendor Affiliates that perform or provide any services or goods whatsoever in connection with this Agreement are in compliance with the insurance requirements and limits specified above.

13.2 Indemnification by Vendor. Vendor agrees to defend, indemnify and hold Company, its officers, directors, agents and employees free and harmless from and against any and all liabilities, losses, demands, causes of action, costs, injuries, damages and expenses, including attorneys' fees, which Company may suffer or incur as a result of any claims made in connection with or arising from any Creative or Company Products, goods, materials, or services provided to, for, or on behalf of Company by Vendor or any of its Contractors, Vendors or agents, or in connection with the provision of any goods, materials or services under this Agreement, including but not limited to any claims based: on Vendor's failure to comply with any applicable domestic or foreign law, statute or regulation; personal injuries; the negligence, acts or omissions of Vendor or any of its representatives, agents, Contractors or assigns; the breach of or failure to perform under any term, obligation, requirement or provision of this Agreement; any unauthorized use of any Company Intellectual Property; any infringement or alleged infringement by Vendor or Vendor's Contractor of the rights of any third party relating to the Creative or any Company Product; and/or the breach of any representation or warranty set forth herein. If Vendor does not promptly assume the defense of any claim tendered for indemnification hereunder (whether under this Section 13.2 or another provision of this Agreement), Company may defend the claim itself, with counsel of the Company's choosing, at the expense of Vendor.

13.3 Indemnification by Company. Company agrees to defend, indemnify and hold Vendor, Vendor's Affiliates, and their several officers, directors, agents and employees free and harmless from and against any and all liabilities, losses, demands, causes of action, costs, injuries, damages and expenses, including attorneys' fees, which Vendor or Vendor's Affiliates may suffer or incur as a result of any claims made in connection with or arising from Company's gross negligence, or willful or intentional misconduct, or any claims made by third parties against Vendor for infringement of intellectual property rights arising out of the Approved use of any materials provided by Company to Vendor for use in the development, production, manufacture or distribution of Company Product. If Company does not promptly assume the defense of any claim tendered for indemnification hereunder (whether under this Section 13.3 or another provision of this Agreement), then Vendor, Vendor's Affiliates the other persons entitled to indemnification under this Agreement, and may defend the claim itself or themselves, with counsel of their choosing, at the expense of Company.

14. TERM AND TERMINATION

14.1 Initial Term. This Agreement shall be effective on July 14, 2005 (the "Effective Date") and, unless terminated earlier as provided in this Agreement, shall continue in full force and effect until August 31, 2009 (the "Initial Term").

14.2 Automatic Extensions. This Agreement will be automatically extended beyond the end of the Initial Period under the following conditions (the "Automatic Extensions"):

(a) If, at the end of the Initial Term, the Retail Sales for the period from September 1, 2008, through August 31, 2009, exceed both the sales target of [----------]78 for Banana Republic Brand and the sales target of [----------]79 for Gap Brands, this Agreement shall automatically be extended for an additional two (2)-year period until August 31, 2011. These sales targets are based on the Initial Launch of Banana Republic Brand Company Product by September 1, 2006, and of Gap Company Brand Product by February 1, 2007, and shall be prorated downward if the Initial Launches occur after either or both of those dates.

(b) If the contract was extended through August 31, 2011, and the Retail Sales for the period from September 1, 2010, through August 31, 2011, exceed both the sales target of [----------]80 for Banana Republic Brand and the sales target of one hundred [----------]81 for Gap Brands, this Agreement shall automatically be extended for an additional two (2)-year period until August 31, 2013.

(c) If, during any period of this Agreement, Vendor's rights to develop, produce, manufacture and distribute [-----]1 has become non-exclusive pursuant to Section 2.5, for purposes of meeting the sales targets set forth above only, Company's [-----]1 sales at Company Stores for the relevant period shall be included in the Retail Sales for the relevant Company Stores.

14.3 Company's Option to Extend. If either or both of the Automatic Extensions discussed above are not triggered for whatever reason, Company, at its sole option, at the end of the then-current term, may choose to extend the Agreement for a two (2)-year period: (1) in its entirety; (2) for the Gap Brands only; or (3) for the Banana Republic Brand only.

14.4 Company's Buy-Out Option. If the contract has been automatically extended pursuant to Section 14.2(a) above, beginning on September 1, 2010, Company shall have the right, in its sole discretion, to terminate this Agreement under the following terms (the "Buy-Out Option"):

(a) Company shall pay Vendor an amount equal to the lesser of the following: (1) [----------]82; or (2) [----------]83.

(b) If Company terminates pursuant to this Buy-Out Option, this Agreement shall terminate as of August 31, 2011. Payment of the Buy-Out Option obligation shall be made no later than November 30, 2011.

(c) The Buy-Out Option shall expire if not exercised by August 31, 2011.

14.5 Events of Default. If any of the following events shall occur (each, an "Event of Default"):

(a) Vendor commits any material breach of this Agreement which is not capable of remedy, including but not limited to a breach of Vendor's confidentiality, non-competition or intellectual property obligations hereunder;

(b) Vendor commits any material breach of this Agreement which is capable of remedy and fails to remedy such breach within thirty (30) days of Company's written notice to Vendor of the breach;

(c) Vendor:

(i) is unable to pay its debts or appears to be unable to pay or to have no reasonable prospect of being able to pay his debts, or is insolvent within the meaning of any applicable law;

(ii) is required to repay any borrowed money (where the borrowed money is in excess of one million dollars ($1,000,000)) prematurely by reason of any default where the default is not irrevocably waived by the relevant lender in accordance with the relevant facility document;

(iii) is adjudged by any court insolvent or bankrupt;

(iv) has a petition presented for its winding up or issues a notice convening a meeting of shareholders to consider a resolution for winding up (except for any solvent corporate reorganization which does not result in a Change of Control and which does not adversely affect the financial standing of the Vendor; for example but not by way of limitation, reincorporation in another state or jurisdiction to take advantage of favorable tax treatment) or has a petition presented for its administration or an application for an administration order is made, or has a similar procedure commenced by or against it under any applicable law;

(v) enters into a compromise or arrangement with its creditors or has commenced any similar procedure under any applicable law;

(vi) suffers an encumbrance taking possession of or suffers the appointment of a receiver or administrative receiver or administrator or any similar person under any applicable law or suffers any sequestration order being made in respect of the whole or substantial part of its assets;

(d) Vendor or any Vendor Affiliate directly or indirectly opposes (or assists any third party to oppose) the registration or renewal of any trade mark, design and/or patent or any trade mark, design and/or patent application or renewal within the Company Intellectual Property;

(e) Vendor or any Vendor Affiliate itself registers or disputes or directly or indirectly assists any third party to dispute the validity of any trade mark, design and/or patent within the Company Intellectual Property;

(f) any promissory note issued by Vendor in excess of one hundred thousand dollars ($100,000) fails to be honored by the relevant bank except in the event of a mistake that is subsequently cured;

then Company may, without prejudice to any other rights and remedies it may have and without penalty, upon written notice to Vendor:

(w) immediately terminate this Agreement in its entirety; or

(x) immediately terminate the Agreement as to the Banana Republic Brand or the Gap Brands, or particular Company Product lines or categories within either or both Brands; or

(y) immediately terminate only the Development Services, or the Manufacture of Approved Company Products or the Vendor Managed Inventory Service, triggering the need for Company and Vendor to renegotiate in good faith the terms and conditions of the existing Agreement; or

(z) inform Vendor that Company is considering terminating the Agreement, as discussed above in (w)-(y) (the "Interim Termination Notice") and at any time during the nine (9) months following such notice, give Vendor not fewer than three (3) months notice of the day when the Agreement shall terminate, in whole or in part.

14.6 Change in Control. Company shall have the option to terminate this Agreement, or any part thereof as discussed in Section 14.5(w)-(z), immediately upon written notice within six (6) months of notice to Company of any Change of Control.

14.7 Consequences of Termination. Upon termination of this Agreement for Vendor's material breach, Vendor shall destroy any remaining inventory of Approved Company Product, absent express, written agreement with Company to the contrary. Upon such termination, Vendor shall have no continuing license to develop, manufacture, produce, distribute, sell or otherwise use any of the Creative or Company Products created pursuant to this Agreement. Any and all exclusive rights granted to Vendor under this Agreement shall cease to exist and Company shall be free to contract with third parties for the development, production, manufacture and distribution of Company Products in all territories and all channels of distribution.

14.8 Survival. The provisions of Sections 3.4, 4.12(b), 4.13, 5.2, 9.3, 9.7, 10.3, 11.1, 11.3-11.6, 12, 13.2, 13.3 14.7 and 15 shall survive termination or expiration of this Agreement for any reason.

15. GENERAL PROVISIONS

15.1 No Assignment. Neither party shall assign, transfer or delegate its rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. Any purported assignment, transfer, delegation or other disposition, except as permitted herein, shall be null and void. Notwithstanding anything to the contrary set forth in this Agreement, Company may assign the Agreement (without obtaining Vendor's prior written consent) to any of its respective current or future worldwide divisions, subsidiaries and/or affiliated companies.

15.2 Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing, shall reference this Agreement and shall be deemed to be properly given: (a) when delivered personally; (b) when sent by facsimile, with written confirmation of receipt by the sending facsimile machine; (c) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) upon delivery by an overnight private industry express courier, with written confirmation of receipt. All notices shall be sent to the following addresses: (or to such other address or person as may be designated by a party by giving written notice to the other party pursuant to this Section)

Company:	Vendor:
General Manager Banana Republic [or Gap] Personal Care Gap Inc. Two Folsom Street San Francisco, CA 94105 BR Facsimile: (415) 427-5433 Gap Facsimile: (415) 427-7046	Att: Mr. Jean Madar, CEO Att.: Mr. Russell Greenberg, CFO Inter Parfums, Inc. 551 Fifth Avenue New York, NY 10176 Facsimile 212.983.0654
With a copy to:	With a copy to:
General Counsel Gap Inc. Two Folsom Street San Francisco, CA 94105 Facsimile: (415) 427-6982	Joseph A. Caccamo, Esq. Gray Robinson Attorneys at Law 401 E. Las Olas Blvd., Suite 1710 Fort Lauderdale, 33301 Facsimile: (954) 761-8112

15.3 Governing Law. Unless otherwise prohibited by any applicable foreign law or treaty, and subject to Company's rights to injunctive relief under Section 15.6 below, Vendor expressly agrees that any and all disputes, claims or litigation between Vendor and/or any Vendor Affiliates and Company or arising from or related in any way to this Agreement shall be exclusively resolved by the courts of the State of California and/or any federal court of competent jurisdiction located within the State of California. Vendor irrevocably and unconditionally waives any and all objections of any type or nature, including, without limitation, forum non conveniens, to such jurisdiction and venue and irrevocably and unconditionally consents to personal jurisdiction of the Superior Court of the State of California, County of San Francisco; the Municipal Court of the State of California, County of San Francisco; and the United States District Court for the Northern District of California. It is further agreed that this Agreement and other agreements between Vendor and Company are entered into in California; are to be performed in California; and that they shall be governed by, construed and enforced in accordance with the laws of the State of California, exclusive of any choice of law rules. Vendor further agrees that the United Nations Convention on Contracts for the International Sale of Goods (1980) is specifically excluded from application to this Agreement.

15.4 Dispute Resolution. Prior to instituting formal proceedings, Vendor and Company shall attempt to resolve all disputes arising out of or related to this Agreement at a meeting attended by the Authorized Representatives of Company and the Key Representatives of the Vendor's Gap Brand and Banana Republic Brand teams. If the parties are unable to resolve the dispute at this meeting, the dispute shall be escalated to the executive level within each company. If, within thirty (30) days of such escalation, the parties are still unable to resolve the dispute, either party may initiate formal proceedings pursuant to Section 15.3, above.

15.4 Governing Language. The governing language of this Agreement and any other materials distributed by Company is English. Any translation is for the convenience of the parties and is not controlling.

15.5 Vendor Representatives. Vendor agrees that Vendor and all Vendor Affiliates shall take all steps necessary to ensure compliance with this Agreement at all times and that Vendor shall advise all respective employees, agents, representatives, Contractors and any other persons or entities acting on Vendor's or Vendor Affiliate's behalf (collectively "Representatives") to comply with all conditions and procedures contained in and incorporated into this Agreement. Vendor further agrees that any breach of this Agreement by any of the Representatives shall constitute a breach by Vendor.

15.6 Specific Performance. Vendor acknowledges and agrees that any material breach of or material failure to comply with the terms of this Agreement by Vendor or any of the Representatives will cause Company to suffer irreparable injury for which recovery of monetary damages will be inadequate and, therefore, Company will be entitled to obtain timely injunctive relief in any court of competent jurisdiction to protect Company's rights under this Agreement. Vendor further agrees that in the event Vendor commits a material breach of any term, requirement or provision of this Agreement, or a governmental authority claims that Vendor has violated any law that directly affects Vendor's ability to perform in any material respect its obligations under this Agreement, then, in either such event, Company shall be entitled, at its option (and in addition to any other remedies available), to deposit in escrow all amounts owed to Vendor under this Agreement pursuant to terms agreed to by Company and Vendor, and that such deposit shall fully satisfy Company's payment obligations pursuant to Section 9.2.

15.7 Entire Agreement. This Agreement, together with the Vendor Compliance Agreement, Personal Care Vendor Handbook, Purchase Order Terms and Conditions, Personal Care Manual, Quality Assurance Manual, Code of Vendor Conduct, and any other materials incorporated herein, constitutes the entire agreement between Company and Vendor concerning the subject matter herein, and supersedes any and all previous oral and/or written agreements or understandings between Company and Vendor related thereto. This Agreement may be modified only by a written amendment executed by Company and Vendor.

15.8 Severability. Any term, requirement or provision of this Agreement that is determined to be invalid or unenforceable will be ineffective to the extent of such determination without invalidating the remaining terms, requirements and provisions of this Agreement or affecting the validity or enforceability of such remaining terms, requirements and provisions.

15.9 Attorneys' Fees. If either party seeks to enforce any of its rights and obligations hereunder by legal proceedings and prevails, the prevailing party shall be entitled to recover from the other party any and all costs and expenses incurred by the prevailing party, including, but not limited to all attorneys' fees, court costs, and expert fees.

15.10 Force Majeure.

(a) If the performance of any part of this Agreement by either party (the "Interrupted Party") is prevented, or delayed, by reason of any, flood, riot, fire, explosion, war, terrorist act, governmental action or inaction in response to, or in contemplation of, a terrorist act, or any other casualty or cause beyond the control of the Interrupted Party, and which cannot be overcome (a "Force Majeure Event"), the Interrupted Party shall be excused from such performance to the extent that it is necessarily prevented, hindered or delayed thereby, during the continuance of any such happening or event and for so long as such event shall continue to prevent, hinder or delay such performance. This Agreement shall be deemed suspended so long as and to the extent that any such cause shall operate to prevent, hinder or delay the performance by the Interrupted Party of its obligations, however, the other party, at its sole option, shall have the right to terminate this Agreement immediately if the Interrupted Party's performance is suspended pursuant to this Section for more than ninety (90) days.

(b) Upon the occurrence of a Force Majeure Event, the Interrupted Party shall, as soon as reasonably practicable thereafter, notify the other party of the nature and extent of any such Force Majeure Event referred to in the preceding subparagraph.

[Balance of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by signing below:

The Gap, Inc.
By: /s/ Cynthia Harriss
Name: Cynthia Harriss
Title: President Gap
Date: 7/14/05

Banana Republic LLC
By: /s/ Marka Hansen
Name: Marka Hansen
Title: President Banana Republic
Date: 7/14/05

Gap (Apparel) LLC
By: /s/ Cynthia Harriss
Name: Cynthia Harriss
Title: President Gap
Date: 7/14/05

GAP (ITM), Inc.
By: /s/ Cynthia Harriss
Name: Cynthia Harriss
Title: President Gap
Date: 7/14/05

Banana Republic (Apparel) LLC
By: /s/ Marka Hansen
Name: Marka Hansen
Title: President Banana Republic
Date: 7/14/05

Banana Republic (ITM), Inc.
By: /s/ Marka Hansen
Name: Marka Hansen
Title: President Banana Republic
Date: 7/14/05

Gap (Canada) Inc.
By: /s/ Cynthia Harriss
Name: Cynthia Harriss
Title: President Gap
Date: 7/14/05

Gap (Puerto Rico), Inc.
By: /s/ Cynthia Harriss
Name: Cynthia Harriss
Title: President Gap
Date: 7/14/05

Inter Parfums, Inc.
By: /s/ Jean Madar
Name: Jean Madar
Title: CEO
Date: July 14, 2005

Inter Parfums USA, LLC
By: Inter Parfums, Inc., Sole Member
By: /s/ Jean Madar
Name: Jean Madar
Title: CEO
Date: July 14, 2005

Appendix 1

Personal Care Agreement
Product Categories Descriptions

Exclusive rights	Non Exclusive rights
Fragrances (Perfume, Eau de Perfume, Eau de toilette, cologne) for men, women, baby and unisex. As well as their corresponding ancillaries (shower gel, body lotion, body cream, body spray, soap, shaving products, deodorant)

Cosmetics (blushers, eye makeup, face powders, lipsticks, colored lip balms and lip glosses, makeup bases), nail color (nail polish)

Skincare Products (baby powders, oils and lotions, bath additives, facial treatments, hand and body creams, lotions and treatments, skin care products for women, men and children, sun care products, talcum and dusting powders, personal cleansing products)

Home Fragrances (room spray, scented candles, unscented candles, incense sticks, fragrance oils, pot-pourri beads, scented sachets, scented beads, oil stick)

Hair Care (Conditioners, shampoo, hair sprays, hair styling products) Cosmetics Accessories such as cosmetics bags, Dopp kits, tweezers Home Fragrances accessories

No rights
Hair Care (Ethnic hair products, hair coloring products, hair perming products, brushes, combs, hair dryers, specialty hair products...)

Oral Care Products (denture products, jellies and treatment, mouth wash, toothbrushes, tooth paste)

Other Toiletries (depilatories, waxes and bleaches)

Nail Care (artificial nails, nail and cuticle treatments, nail polish remover, dryer and thinner)

Other (fragranced fabric, leather or apparel related-item)

Appendix 2

Personal Care Agreement
Roles and responsibilities

President of Gap Inc. division	Brand leader
Main point of contact for Gap Inc.
 -Owns evolving the scope of the relationship
(brands, territories, channels)
-Manages against deal terms (renegotiation,
termination)

Sets overall strategic direction for Gap Inc.
brands PC business (growth plan)
Oversees the Gap Inc division teams,
including
-Contact with Inter Parfums SA
-General Industry trends

Manages and coordinates shared resources
across the Gap Inc. brands
-Vendor management
-Manufacturing
-VMI distribution
-Vendor compliance
-Quality Assurance (Product testing)
-Clearance strategy

Experience
Fifteen (15) + years in Personal Care brand
development, involving at minimum fragrance
and bath/body products in North America
Product development and marketing
experience with major industry leader
Specialty retail experience

Main point of contact for brand
-Sets overall strategic direction for brand's PC
business
-Owns P&L

Sets strategy for brand
- Coordinates product development (Initial
briefing, concept development, product
development --Packaging, formula, naming,
promotional support, PR support)
-Sets and owns product development
milestones timetable (coordinates internal
partners)
-Conducts sales analysis and recommends path
forward

Sets and coordinates existing and new product
-Oversees on-going product support (including
promotional plan, inventory management and
VMI Service Level Agreements)
-Oversees new product launches/promotional
material (training material, sampling, testers,
including inventory management and SLAs)

Meets with brand at minimum monthly to
review business
-Holds advisory role for brand on in-store
elements (selling, fixtures design and sourcing
of product fixtures, as well as counsel on the
design and execution of in-store marketing and
promotion)

Experience
10-15 years experience in brand development
At minimum, fragrance and specialty retail
experience in a marketing and product
development role

Appendix 3

Personal Care Agreement
Concept Approval Form

Brand:

Banana Republic	Gap	Other

Product Category:

Fragrance and ancillaries	Bath/Body	Makeup	Home fragrance

Estimates # of CCs:

1. Description of concept

Please attach visual imagery, descriptive vocabulary, creative boards
Also include (as relevant)
Color codes, textures, ...
Competitive set
Target consumer
Analogous brands

 2. Testing

Qualitative work completed (e.g. Focus groups with Target female customers 35+)
Quantitative work (e.g Survey)

 3. Approvals

Approved with Additional testing	Approve -- Start product development	Hold	Stop

Company Marketing Representative:
	Print Name/Initials	Date
Company Merchandising Representative:
	Print Name/Initials	Date

Appendix 4

Personal Care Agreement
Product Approval Form

This Product Approval form, together with the Services Agreement, dated _______, authorizes the parties to begin work on Company Goods as set forth below. The form is updated throughout the development process.

Last revision: Date ______________________

1.  Product Name and Branding

a.       Product Name:
b.      Product Branding

Banana Republic	Gap	Other

c.       Product category

Fragrance and ancillaries	Bath/Body	Makeup	Home fragrance

d.      Product type

Saleable	Tester	Sample	Promotional

e.       Development Stage

Date
a 1st Approval (Product design):	Yes	No

b 2nd Approval (Mock-up):	Yes	No

c 3rd Approval (Pre-production sample)	Yes	No

d Final Approval (production sample)	Yes	No

Company Marketing Representative:
Print Name/Initials
Company Legal Representative:
Print Name/Initials

2.         Product Specifications and Description

2.1 Product Description: [short paragraph describing product]

2.2 Product Image Attached:	Yes	No

2.3 Colors and Design in Attached Image:	Yes	No	Initial design

Mock up

If no, explanation for differences:			Pre-Production sample

Production sample

f.       Formula Description:  [short paragraph that includes information referenced in Service Agreement]

g.      Ingredients (if any):  [short paragraph that includes information referenced in Service Agreement]

h.      Revisions (describe)

Company Marketing Representative:
Print Name/Initials
Company Merchandising Representative:
Print Name/Initials

3.         Packaging

3.1              Packaging Description (product container):  [short paragraph describing packaging]

a. Packaging Images Attached:	Yes	No

3.2              Packaging Description (Outer packaging):  [short paragraph describing packaging]

b. Packaging Images Attached:	Yes	No

3.3              Revisions (describe)

Company Marketing Representative:
Print Name/Initials
Company Merchandising Representative:
Print Name/Initials

 4.         Delivery Information

4.1              Projected Date of initial launch:

	Due date	Shipping location
c. Product	____________	in store

d. Marketing support (define each)	____________	in store

e. PR launch support	____________	In HQ

f. Other (specify)	____________	_______

4.2              Projected date for revision

	Due date	Shipping location
g. Product	____________	in store

h. Marketing support (define each)	____________	in store

i. PR launch support	____________	In HQ

j. Other (specify)	____________	_______

 5.                  Price Positioning ($ US)

Initial target: $ _____	Final $ _______

 6.                  Manufacturing

6.1              List of facilities approved for Product:

Vendor compliance passed:	Yes	No

Vendor QA passed:	Yes	No

  7.                   Product Testing

7.1       Product Testing Explanation:  [short paragraph explaining product testing]

7.2 Product Integrity Specifications Attached:	Yes	No

 7.3       Schedule of Dates

Sample due to Company cut-off date:

Company Product Integrity approval cut-off date:

 The undersigned have read this Product Approval Form and approve the information herein and all attached documents by signing below.

Accepted for Inter Parfums:	Accepted for Company:
By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

APPENDIX 5
EDI ADDENDUM

NOTICE TO VENDOR:  COMPLIANCE WITH ALL TERMS, REQUIREMENTS AND PROVISIONS OF THIS EDI ADDENDUM IS A CONDITION OF DOING BUSINESS WITH COMPANY.  VENDOR'S FAILURE TO EXECUTE THIS ADDENDUM SHALL NOT CONSTITUTE A WAIVER OF ANY TERM, REQUIREMENT OR PROVISION HEREIN BY COMPANY OR A WAIVER OF COMPANY'S RIGHT TO ENFORCE THIS ADDENDUM OR INSIST ON VENDOR'S STRICT ADHERENCE TO ITS TERMS, REQUIREMENTS AND PROVISIONS.  UNLESS OTHERWISE EXPRESSLY AGREED IN WRITING BY COMPANY, VENDOR'S PERFORMANCE OR UNDERTAKING OF ANY OBLIGATION TO COMPANY SHALL BE DEEMED AN ACCEPTANCE OF THIS AGREEMENT BY VENDOR.

This EDI Addendum is a legally binding agreement between The Gap, Inc., Banana Republic LLC, Gap (Apparel) LLC, Gap (ITM), Inc., Banana Republic (Apparel) LLC, Banana Republic (ITM), Inc. and Gap (Canada) Inc., together with their subsidiaries who operate stores (collectively, the "Company") on the one hand and Inter Parfums, Inc. and its subsidiary Inter Parfums, S.A. and their its subsidiary and affiliated companies and representatives ("Vendor").

1.         Incorporation.

This document is an addendum to the Agreement in place between Company and Vendor dated __________, 2005 (the "Agreement"), and is also subject to the EDI implementation and operational requirements contained in the Personal Care Vendor Handbook. Your signature below will constitute acceptance of the terms and conditions set forth of each of the aforementioned documents.

Company shall have the right to revise or modify the terms, conditions and/or requirements contained in any of the above from time to time on written or electronic notice to Vendor.

2.         Documents.

Each party shall electronically transmit to or receive from the other the  transaction sets specified in the Agreement ("Documents") as well as such additional Documents as Company may from time to time specify upon written or electronic notice to Vendor by amendment to the Agreement.

3.         Standards.

Unless otherwise specified by Company in writing, all Documents shall be transmitted in accordance with the American National Standards Institute ("ANSI") X.12 Standards; however, to the extent modified or clarified by the Voluntary Inter Industry Communication Standards Committee ("VICS"), the latter shall apply and prevail.

4.         Network.

Unless otherwise expressly agreed by Company in writing, the electronic transmission of Documents by Vendor hereunder must be through an acceptable third-party value-added network (VAN), which shall be compatible with the network used by Company.  Vendor shall be solely responsible for its own VAN costs, including its costs to send any transmission to or receive any from Company or its representatives.  Vendor shall further be solely responsible and liable for the acts or omissions of its VAN while transmitting, receiving, storing or handling Documents or performing any other related activities.

Vendor agrees to access its electronic mailbox at least twice every business day and that it shall process Documents and provide communication on a timely basis.  Vendor further agrees that it shall have at all times the capacity to receive, review and store all comments, and notes sections of any transmission (including the Special Instructions on Company's Purchase Orders and as specified in the most current EDI Implementation and Operational Requirements).

Unless otherwise expressly provided in writing by Company's Sourcing and Logistics Department, Vendors required to send a Ready to Ship84 agree that a Ready to Ship shall be transmitted via EDI for each shipment made under any Purchase Order seventy-two (72) hours prior to ship date (to Company).

Unless otherwise expressly provided in writing by Company's Sourcing and Logistics Department, Vendor agrees that it shall transmit via EDI an Advance Ship Notice for each shipment made under any Purchase Order within:

4.1       Two (2) hours of departure of any goods from Vendor's United States facility or

4.2         Twenty-four (24) hours of departure of any goods from non-United States Vendor facilities.

Vendor shall obtain and use electronic mail on a VAN to facilitate communications between the parties.

5.         Proper Receipt.

Data involving, connected with, or related to any Document transmitted through the use of electronic transmission shall be deemed received (and effective) upon the earlier of the following:  (a) when the receiving party actually retrieves such data from its electronic mailbox, or (b) twenty-four (24) hours (excluding the receiving party's Saturdays and Sundays, and holidays provided sufficient advance written notice is given to Company's Sourcing and Logistics Department) after transmission by the originating party.  Immediately upon receipt of any such transmission (but at least within twenty-four (24) hours of receipt) the receiving party shall transmit to the other party a functional acknowledgment.  If any transmitted Document is received in unintelligible or garbled form, or if it contains any translation, structure or other errors, the receiving party shall immediately notify the originating party (but at least within forty-eight (48) hours of receipt); in the absence of such timely notice, the originating party's records for the contents of such Document shall control.

6.         Costs.

Vendor shall be solely responsible for its own costs of obtaining and maintaining all equipment, software, and services necessary for the reliable, complete and timely electronic transmission, receipt and storage of all Documents, as well as access to the VAN.

7.         Confidential and Proprietary Information.

In addition to the terms of the Vendor Compliance Agreement, Vendor understands and acknowledges that all information and communications transmitted electronically to or from Vendor regarding in any way Company and/or its business relationship with Vendor is confidential and proprietary information of Company.  Vendor shall take all steps necessary to ensure that only authorized personnel have access to any such electronic records and shall preserve the confidentiality of the information to the same extent that Vendor uses to safeguard its own confidential information.  Vendor shall further provide for backup and recovery of records to protect against information loss. Vendor shall implement security measures to protect against the use of its facilities, information, computers, and any third party network access devices and passwords to transmit unauthorized, fraudulent or incorrect messages and will regularly test and re-evaluate the effectiveness of such measures.

8.         Signed Writing.

Each party acknowledges and agrees that (a) all electronic transmissions under this Agreement shall be deemed to be signed writings, and (b) Company's transmission of any Commitment or Purchase Order to Vendor under this Agreement shall be deemed to have been signed and approved by an authorized Company representative.

9.         Liability for Errors and Losses

Vendor shall be liable to Company for all direct damages to Company resulting from any erroneous or fraudulent messages received by Company, and for any action Company takes in reliance on such erroneous or fraudulent messages, whether or not Vendor evidenced negligence with respect to the transmission. Vendor shall be liable for the errors or omissions of its VAN, except that such liability is also limited by the provisions of this section as if the damages were caused by Vendor itself.

Vendor	The Gap, Inc.

________________________________	________________________________
Signature of Authorized Representative	Signature of Authorized Representative

________________________________	________________________________
Print Name	Print Name

________________________________	________________________________
Title	Title

________________________________	________________________________
Date	Date

[signature lines to be added]

APPENDIX 6

 ASSIGNMENT FORM

             WHEREAS, The Gap, Inc., a Delaware Corporation with its principal place of business at 2 Folsom Street, San Francisco, California  94105 ("Assignee") wishes to acquire all right, title and interest in and to the trademark __________ (the "Mark") that is or may be owned by _________________, a [State] Corporation with its principal place of business at ___________________________("Assignor"); and

            WHEREAS, Assignor wishes to assign and transfer to Assignee all right, title and interest that it owns or may own in and to the Mark, including the goodwill symbolized by the Mark.

            NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Assignor hereby assigns and transfers to Assignee, its successors and assigns, absolutely and forever, its entire right, title and interest, whether statutory or at common law, throughout the world, in and to the Mark, together with the goodwill of the business symbolized by the Mark, all causes of action for previously occurring infringements of the rights being assigned and the right to receive and retain the proceeds relating to those infringements, and all of Assignor's other rights and interests in the Mark.  Assignor shall execute such additional documents as Assignee may reasonably request to effectuate, memorialize or evidence the assignment and transfer set forth herein.

  Dated:________________________                        [VENDOR NAME]
                                                                                    By: ___________________________
                                                                                    Name:
                                                                                    Title:

Appendix 7

NEITHER THIS WARRANT, NOR THE SHARES ISSUABLE HEREUNDER, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS WARRANT, NOR THE SHARES ISSUABLE HEREUNDER, MAY BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION THEREUNDER.

INTER PARFUMS, INC.

WARRANT TO PURCHASE COMMON STOCK

        This certifies that, for value received, The Gap, Inc., a Delaware corporation or its successors or registered transferees or assigns (sometimes each a "Holder" and collectively the "Holders") is entitled, subject to the terms set forth below, to purchase from Inter Parfums, Inc., a Delaware corporation (the "Company"), [Warrant #1: 100,000; Warrant #2: 100,000; Warrant #3: 50,000; Warrant #4: 50,000; with respect to Warrant #2, Warrant #3, and Warrant #4s, subject to adjustment for stock splits, etc. prior to issuance] shares of the common stock of the Company (the "Common Stock"), as constituted on the date hereof, upon surrender hereof, at the principal office of the Company referred to below, with the notice of exercise form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the exercise price per share as set forth in Section 2 below (the "Exercise Price"). The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

        1. Term of Warrant.

        Subject to the terms and conditions set forth herein and compliance with any applicable regulatory requirements, this Warrant shall be exercisable, in whole or in part, from time to time during the term (the "Term") commencing on the date hereof and ending at 5:00 p.m., Pacific Standard Time, on [Warrant #1: July __, 2010; Warrant #2: September 1, 2011 (or 5 years from issuance date if earlier); Warrant #3: September 1, 2012; Warrant #4: September 1, 2014] (the "Expiration Date"), and, except as otherwise provided herein, shall be void thereafter.

        In the event that the Expiration Date of this Warrant falls on a day that is not a Business Day, the Expiration Date shall be adjusted to the Business Day immediately following such Expiration Date. As used herein, the term "Business Day" means each day other than a Saturday, Sunday or other day on which banks in the location of the principal office of the Company are legally authorized to close.

        2. Exercise Price. The Exercise Price for each share of Common Stock for which this Warrant may be exercised shall be [Warrant #1: 125% of fair market value on the date of issuance; Warrant #2: 100% of fair market value on the date of issuance; Warrant #3: 100% of fair market value on the date of issuance; Warrant #4: 100% of fair market value on the date of issuance; fair market value shall be determined as set forth in Section 3(c)]. The Exercise Price may be adjusted from time to time pursuant to Section 9 hereof.

        3. Exercise of Warrant.

                (a) Generally. The purchase rights represented by this Warrant are exercisable by Holder in whole or in part, from time to time, subject to compliance with applicable regulatory requirements, during the Term, by the surrender of this Warrant and delivery of the Notice of Exercise attached hereto as Exhibit A duly completed and executed on behalf of Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to Holder at the address of Holder appearing on the books of the Company), upon payment (i) in cash, by wire transfer of immediately available funds or by check, (ii) by cancellation by Holder of indebtedness of the Company to Holder, or (iii) by a combination of (i) and (ii), of an amount equal to the then applicable Exercise Price multiplied by the number of shares then being purchased.

                (b) Net Issue Exercise. In addition to and without limiting the rights of the Holder under the terms of the Warrant, during anytime after the Registration Date (as defined in Section 10(b)(i)) the Company fails to maintain an effective Registration Statement (as defined in Section 10(b)(i)), except for extensions of time to file reports permitted by Rule 12b-25 or any successor rule (but in such event, not more than five (5) calendar days for Quarterly Reports on Form 10-Q and not more than fifteen (15) calendar days for Annual Reports on Form 10-K), the Holder shall have the right to convert the Warrant or any portion thereof (the "Conversion Right") into shares of Common Stock as provided in this Section 3(b) at any time or from time to time during the term of the Warrant. Upon exercise of the Conversion Right with respect to a particular number of shares subject to the Warrant (the "Converted Warrant Shares"), the Company shall deliver to the Holder (without payment by the Holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock computed using the following formula:

                        X = Y(A - B)
                                    A

Where X = the number of shares of Common Stock to be issued to the Holder;

 Y = the number of Converted Warrant Shares;

 A = the fair market value of one share of the Company's Common Stock on the Conversion Date (as defined below); and

 B = the per share exercise price of the Warrant (as adjusted to the Conversion Date).

        The Conversion Right may only be exercised with respect to a whole number of shares subject to the Warrant. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date. Shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of the Warrant.

The Conversion Right may be exercised by the Holder by the surrender of the Warrant at the principal office of the Company together with the Notice of Exercise attached hereto as Exhibit A, duly completed to indicate a net issuance exercise and indicating the number of shares subject to the Warrant which are being surrendered (referred to in Subsection 3(b) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of the Warrant together with the aforesaid Exercise Notice, or on such later date as is specified therein (the "Conversion Date").

                (c) Fair Market Value. For purposes of this Section 3, fair market value of a share of Common Stock shall mean:

                        (i) If traded on a stock exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing selling prices of the Common Stock on the stock exchange determined by the Company's Board of Directors to be the primary market for the Common Stock over the twenty (20) trading day period ending on the date prior to the Conversion Date, as such prices are officially quoted in the composite tape of transactions on such exchange;

                        (ii) If traded over-the-counter, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices (or, if such information is available, the closing selling prices) of the Common Stock over the twenty (20) trading day period ending on the date prior to the Conversion Date, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system; and

                        (iii) If there is no public market for the Common Stock, then the fair market value shall be determined by mutual agreement of the Holder and the Company, and if the Holder and the Company are unable to so agree, by an investment banker of national reputation selected by the Company and reasonably acceptable to the Holder.

                (d) Stock Certificates. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date, and in any event within ten (10) days thereafter, the Company, at its expense, shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company, at its expense, will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

                (e) Partial Exercise. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Common Stock purchased hereunder, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock subject to this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder.

                (f) Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the fair market value per share of Common Stock on the date of exercise.

        4. No Rights as Stockholder. Until this Warrant shall have been exercised, in whole or in part, as provided herein, Holder shall not be entitled to vote or receive dividends pursuant to this Warrant or be deemed the holder of Common Stock pursuant to this Warrant, nor shall anything contained herein be construed to confer upon Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise.

        5. Transfer, Exchange, or Loss of Warrant.

                (a) No Assignment. This Warrant may not be assigned or transferred except as provided in this Section 5 and in accordance with and subject to the provisions of the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder (collectively, the "Securities Act"). Any purported transfer or assignment made other than in accordance with this Section 5 shall be null and void and of no force or effect.

                (b) Legend. Unless a registration statement under the Securities Act is effective with respect to the shares of Common Stock or any other security issued upon exercise of this Warrant (and the underlying Common Stock), the certificate representing such shares or other securities shall bear the following legend, in addition to any legend imposed by applicable state securities laws:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR TRANSFERRED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH OFFER, SALE OR TRANSFER OR (II) AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT FOR SUCH OFFER, SALE OR TRANSFER IS AVAILABLE.

                (c) Surrender of Warrant. Any assignment permitted hereunder shall be made by surrender of this Warrant to the Company at its principal office with the Assignment Form attached hereto as Exhibit B duly executed. In such event, the Company shall, without charge for any issuance or transfer tax or other cost incurred by the Company with respect to such transfer, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment, and this Warrant shall be promptly cancelled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation thereof at the principal office of the Company, together with a written notice signed by the Holders thereof, specifying the name and denominations in which such new Warrants are to be issued.

                (d) Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of satisfactory evidence of loss, theft, destruction or mutilation of this Warrant and of indemnity reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, or destroyed Warrant shall thereupon become void. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

        6. Reservation of Stock; Stock Fully Paid. The Company covenants and agrees that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its certificate of incorporation, as necessary, to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant. The Company further covenants and agrees that all shares that may be issued upon the exercise of rights represented by this Warrant, all as set forth herein, will be duly authorized, validly issued, fully paid and nonassessable, free from all preemptive or any similar rights of any stockholder of the Company and free from all taxes, liens and charges with respect to the issue thereof, other than such liens as are imposed by Holder or have been agreed to by Holder. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any domestic securities exchange or automated quotation system upon which the Common Stock may be listed. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

        7. Notices.

                        (a) Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 9 hereof or in the event of the dissolution or liquidation of the Company, the Company shall issue a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to Holder of this Warrant promptly upon the declaration of such event and at least ten (10) business days prior to the record date for determination of stockholders entitled thereto or to vote thereon (or, if no record date is set, prior to the event).

                        (b) In case:

                                (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

                                (ii) of any capital reorganization of the Company, any stock split or subdivision, or reverse stock split or combination, or any similar event involving the Common Stock, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any sale, transfer or other conveyance of all or substantially all of the assets of the Company to another corporation, or

                                (iii) of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which a record is to be taken for determining stockholders entitled to vote upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten Business Days prior to the date therein specified.

                (c) All such notices, advices and communications required or permitted to be given hereunder shall be in writing and shall be delivered personally to such party (or, in the case of an entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

If to Holder, to:

The Gap, Inc.
Two Folsom Street
San Francisco, California 94105
Attention: Sabrina Simmons, Treasurer
Telephone: (415) 427-3201
Facsimile: (415) 427-4015

With a separate copy thereof addressed to:

The Gap, Inc.
Two Folsom Street
San Francisco, California 94105
Attention: General Counsel
Telephone: (415) 427-2281
Facsimile: (415) 427-6982

If to the Company, to:

Inter Parfums, Inc.
551 Fifth Avenue
New York, NY 10176
Attention: Mr. Jean Madar, CEO
Attention: Mr. Russell Greenberg, CFO
Telephone: (212) 983-2640
Facsimile: (212) 983-0654

With a separate copy thereof addressed to:

Joseph A. Caccamo, Esq.
Gray Robinson
Attorneys at Law
401 E. Las Olas Blvd.,
Suite 1710
Fort Lauderdale, 33301
Telephone: (954) 761-8111
Facsimile: (954) 761-8112

        Any party may change the above-specified recipient and/or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by mail or delivery service).

        8. Amendments.

                (a) This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

                (b) No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

        9. Adjustments.

                (a) The Exercise Price and the number of shares of Common Stock purchasable hereunder shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 9; provided, however, that if a certain event shall cause the Exercise Price to be adjusted to a price less than the par value of the Common Stock, then the Exercise Price shall be deemed to equal par value of the Common Stock following the occurrence of such event (and in the event the par value of the Common Stock decreases thereafter, the Exercise Price shall decrease to the greater of the new par value or the Exercise Price resulting from the application of the provisions of this Warrant):

                        (i) In the event that the Company at any time or from time to time after the issuance of this Warrant shall declare or pay, without consideration, any dividend of its Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or similar event other than by paying a dividend of Common Stock or in any right to acquire Common Stock) (any such event, a "Split"), or in the event the outstanding shares of Common Stock shall be combined or consolidated (by reclassification, reverse stock split or similar event), into a lesser number of shares of Common Stock (any such event, a "Combination"), then (X) concurrently with the effectiveness of any such Split, the Exercise Price in effect immediately prior to such event shall be proportionately decreased (computed to the nearest cent) and the number of shares of Common Stock subject to this Warrant shall be proportionately increased, and (Y) concurrently with the effectiveness of any such Combination, the Exercise Price in effect immediately prior to such event shall be proportionately increased (computed to the nearest cent) and the number of shares of Common Stock subject to this Warrant shall be proportionately decreased. In the event that the Company shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock. The provisions of this clause (i) shall similarly apply to successive Splits and Combinations.

                        (ii) In the case of any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation or the sale, transfer or other conveyance of all or substantially all of its assets to another corporation (other than as provided for in (i) above, or a change in par value or a change from par value to no par value (subject in each case to the first paragraph of this Section 9(a))) in such a way that holders of Common Stock shall be entitled to receive cash, stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other conveyance, lawful and adequate provision shall be made whereby the Company, its successor or any parent of the successor, as the case may be, shall assume by written instrument executed and delivered to the registered Holder of this Warrant at such Holder's address as shown in the registration books of the Company the obligation (A) to deliver to Holder of this Warrant, upon due exercise thereof, the kind and amount of cash, shares of stock, securities or assets receivable upon such event by a holder of the number of shares of Common Stock that would have been issued or delivered to such Holder had this Warrant been exercised immediately prior thereto and (B) to otherwise maintain the rights of the Holder, including the registration rights set forth herein.

        As evidence of the kind and amount of stock or other securities or property which shall be issuable or deliverable upon the exercise of this Warrant after any such reclassification, change, consolidation, merger, sale, transfer or conveyance, the Company shall maintain in its records at its principal office a certificate of any firm of independent public accountants (who may be the regular auditors retained by the Company) with respect thereto.

        The provisions of this clause (ii) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales, transfers or conveyances.

                        (iii) Whenever the Exercise Price or the number of shares purchasable upon the exercise of this Warrant is adjusted as herein provided, the Company shall:

                                (1) forthwith place on file at its office a certificate signed by the chief financial officer of the Company, showing in appropriate detail the facts requiring such adjustment, the computation thereof, the Exercise Price after such adjustment, and the number of shares purchasable upon the exercise of this Warrant after such adjustment with respect to each share originally purchasable upon exercise hereof, and shall exhibit the same from time to time to any holder of this Warrant desiring an inspection thereof, and

                                (2) within ten days thereafter cause a notice to be mailed to Holder hereof at its address shown in the registration books of the Company stating that such adjustment has been effected and the adjusted Exercise Price and the number of shares purchasable as aforesaid.

                        (iv) Irrespective of any adjustments in the Exercise Price or the number of shares or the number or kind of other securities purchasable upon exercise of this Warrant, this Warrant document or any Warrant document thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant initially issued by the Company.

                (b) If any event occurs as to which in the opinion of the Board of Directors of the Company the other provisions of this Section 9 are not strictly applicable or if strictly applicable would not adequately protect from dilution the exercise rights of Holder in accordance with the intent and principles of such provisions, then the Board of Directors of the Company shall make an equitable adjustment in the application of such provisions, in accordance with such intent and principles of such provisions, so as to protect such exercise rights as aforesaid, but in no event shall such adjustment have the effect of increasing the Exercise Price. In addition, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) not close its stock transfer books or warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

        10. Registration Rights.

                (a) Certain Definitions. As used in this Section 10, the following terms shall have the following respective meanings:

                        (i) "Commission" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

                        (ii) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

                        (iii) "Registration Expenses" means the expenses described in Section 10(d).

                        (iv) "Registrable Shares" means (i) the shares of Common Stock issued or issuable upon conversion or exercise of the Warrant and (ii) any other shares of Common Stock issued in respect of the Warrant or the shares described in clause (i) (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events). Wherever reference is made in this Section 10 to a request or consent of holders of a certain percentage of Registrable Shares, or to a number or percentage of Registrable Shares held by a Holder, such reference shall include shares of Common Stock issuable upon conversion or exercise of the Warrant even though such conversion or exercise has not yet been effected. Registrable Shares that are sold in a public offering pursuant to a Registration Statement under the Securities Act or pursuant to Rule 144 promulgated under the Securities Act are no longer subject to this Section 10 and shall lose their status as Registrable Shares.

                (b) Shelf Registration. At any time on or before the earlier of (A) [Warrant #1: January 1, 2007; Warrant #2: January 1, 2007; Warrant #3: September 1, 2010; Warrant #4: September 1, 2012] or (B) a Change of Control (as defined below) ("Registration Date"), the Company shall file with the Commission, and use its reasonable best efforts to have declared effective as soon thereafter as possible, a "shelf" registration statement pursuant to Rule 415 under the Securities Act (the "Registration Statement") on Form S-3 (or any successor form to Form S-3, or any similar short-form registration statement), covering the resale of all Registrable Shares. As used in this Section 10, "Change of Control" shall mean the occurrence of any of the following events on or after the date hereof:

                        (1) The acquisition (other than by the Company, an entity that is a Company Affiliate (as defined below), or by an employee benefit plan or related trust sponsored or maintained by the Company), directly or indirectly, in one or more transactions, by any person or by any group of persons, within the meaning of Section 13(d) or 14(d) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of thirty-two percent (32%) or more of either the outstanding shares of Common Stock or the combined voting power of the Company's outstanding voting securities entitled to vote generally, if the acquisition was not previously approved by the existing directors;

                        (2) The acquisition (other than by the Company, an entity that is a Company Affiliate, or by an employee benefit plan or related trust sponsored or maintained by the Company), directly or indirectly, in one or more transactions, by any such person or by any group of persons of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of fifty percent (50%) or more of either the outstanding shares of Common Stock or the combined voting power of the Company's outstanding voting securities entitled to vote generally, whether or not the acquisition was approved by the existing directors, other than an acquisition that complies with clause (x) and (y) of paragraph (3);

                        (3) Consummation of a reorganization, merger or consolidation of the Company or the sale or other disposition of all or substantially all of the Company's assets unless, immediately following such event, (x) all or substantially all of the stockholders of the Company immediately prior to such event own, directly or indirectly, seventy-five percent (75%) or more of the then outstanding voting securities entitled to vote generally of the resulting corporation (including, without limitation, a corporation which as a result of such event owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Company's outstanding voting securities entitled to vote generally immediately prior to such event and (y) the securities of the surviving or resulting corporation received or retained by the stockholders of the Company are publicly traded;

                        (4) Approval by the stockholders of the complete liquidation or dissolution of the Company;

                        (5) A greater than one-third change in the composition of the Company's Board of Directors within twenty four (24) months if not approved by a majority of the pre-existing directors; or

                        (6) Jean Madar is neither Chief Executive Officer of the Company nor President of Gap Beauty at any time prior to July __, 2007 [2 Years following Effective Date of main agreement], or, in the event that Messr. Jean Madar is no longer a member of the Board of Directors of the Company.

                        (7) A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

"Company Affiliate" as used in Section 10(a)(v) shall mean all individuals or entities controlling, controlled by or under common control with the Company as of July __, 2005 [Effective Date of main agreement], but for purposes of this definition, Company Affiliate shall not include any person, firm or company appointed as a contractor to perform work on behalf of the Company.

                (c) Registration Procedures. If and whenever the Company is required by the provisions of this Section 10 to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

                        (i) promptly file with the Commission a Registration Statement with respect to such Registrable Shares and, as expeditiously as possible, use its best efforts to cause that Registration Statement to become and remain effective;

                        (ii) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective until all Registrable Shares are sold;

                        (iii) as expeditiously as possible furnish to each selling Holder such reasonable numbers of copies of the prospectus, including the preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the selling Holder;

                        (iv) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Holder shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Holder to consummate the public sale or other disposition of the Registrable Shares owned by the selling Holder in such jurisdictions; provided, however, that the Company shall not be required in connection with this Section 10(c)(iv) to qualify as a foreign corporation in any jurisdiction;

                        (v) furnish to each seller of Registrable Shares (i) an opinion of counsel for the Company, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), addressed to and in form and substance as is customarily given to underwriters in an underwritten public offering to each such seller, and (ii) if such registration includes an underwritten public offering, cause its independent public accountants who have certified the Company's financial statements included in such Registration Statement to deliver to each seller of Registrable Shares a "comfort" letter substantially identical to the comfort letter delivered by such independent public accountants to any underwriter in such offering;

                        (vi) notify each seller of Registrable Shares covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                        (vii) provide and cause to be maintained a transfer agent and registrar for all Registrable Shares covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

                        (viii) use its best efforts to list all Registrable Shares covered by such Registration Statement on the Nasdaq National Market or the principal securities exchange on which any securities of the same class as such Registrable Shares are then listed;

                        (ix) use its best efforts to prevent the issuance of any stop order or other order suspending the effectiveness of a Registration Statement covering Registrable Shares and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify the Holder of the issuance of such order and the resolution thereof;

                        (x) provide the Holder and its representatives the opportunity to conduct a reasonable inquiry of the Company's financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which the Holder may reasonably request in order to conduct any due diligence;

                        (xi) permit counsel for the Holder to review a Registration Statement covering Registrable Shares and all amendments and supplements thereto a reasonable period of time prior to the filing thereof with the Commission; and

                        (xii) at the request of any Holder at any time after any Registrable Shares held by such Holder become eligible for resale pursuant to Rule 144(k) under the Securities Act, deliver a letter to the Company's transfer agent irrevocably instructing the transfer agent to remove any securities law legend from any certificate representing such Registrable Shares which have become eligible for the sale pursuant to Rule 144(k).

                (d) Allocation of Expenses. The Company shall pay the Registration Expenses for the Registration Statement. For purposes of this Section, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Section 10, including, without limitation, all registration and filing fees, exchange or Nasdaq listing fees, printing expenses, fees and disbursements of counsel for the Company and up to $20,000 for one counsel for the selling Holders, out-of-pocket expenses of the Company and the underwriters, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions and fees of more than one counsel for the selling Holders. Such underwriting discounts and selling commissions shall be borne pro rata by the selling Holders in accordance with the number of their Registrable Shares included in such registration.

                (e) Indemnification. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Section 10, then to the extent permitted by law the Company shall indemnify and hold harmless the seller of such Registrable Shares, each underwriter of such Registrable Shares and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, officer, director, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement or such prospectuses, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company shall reimburse each such seller, officer, director, underwriter and controlling person for legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

                (f) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Section 10, then to the extent permitted by law, each seller of Registrable Shares, severally and not jointly, shall indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement or such prospectuses, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if and to the extent that the statement or omission was made solely in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement or if such claim arises out of alleged violations of insider trading or market manipulation by such seller; and such seller shall reimburse the Company for legal or any other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the obligations of any seller of Registrable Shares hereunder shall not exceed an amount equal to the net proceeds to such seller of the Registrable Shares sold pursuant to the Registration Statement.

                (g) An underwriter shall not be entitled to indemnification pursuant to this Section 10 in the event that it fails to deliver to any selling Holder any preliminary or final or revised prospectus, as required by the rules and regulations of the Commission. Finally, no indemnification shall be provided pursuant to this Section 10(h) in the event that any error in a preliminary prospectus of the Company is subsequently corrected in the final prospectus of the Company for a particular offering, and such final prospectus is delivered to all purchasers in the offering prior to the date of purchase of the securities.

                (h) Each party entitled to indemnification under this Section 10 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 10. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

                (i) Indemnification with Respect to Underwritten Offerings. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering, the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

                (j) Information by Holder. Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 10.

                (k) Rule 144 Requirements. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

                        (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act);

                        (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange; and

                        (iii) furnish to any holder of Registrable Shares upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

                (l) Termination. The provisions of this Section 10 shall terminate on the earlier of (i) the tenth (10th) anniversary of the date hereof or (ii) the date on which any Holder is permitted to sell all of such Holder's Registrable Shares in any three-month period pursuant to Rule 144 promulgated under the Securities Act without registration and without the use of the net exercise provisions set forth in Section 3(b) hereof.

        11. Specific Performance. The parties hereto recognize and agree that money damages may be insufficient to compensate the holders of any Registrable Shares for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

        12. Taxes. The issue of any stock or other certificate upon the exercise of this Warrant shall be made without charge to Holder for any documentary, stamp or similar tax in respect of the issue of such stock or certificate.

        13. Valid Issuance. Company represents to Holder that this Warrant and the shares of Common Stock issuable upon the exercise of this Warrant have been duly authorized by all necessary corporate action, this Warrant has been duly executed and delivered and constitutes a legally binding agreement of the Company enforceable in accordance with the terms hereof, the Company has reserved out of its authorized and unissued shares of Common Stock a number of shares sufficient to provide for the exercise of the rights represented by this Warrant, and the shares of Common Stock issuable upon exercise of this Warrant, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable. None of the execution and delivery by the Company of this Warrant, the consummation of the transactions contemplated hereby, or compliance by the Company with any of the provisions hereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the certificate of incorporation and by-laws or comparable organizational documents of the Company; (ii) any contract to which Company is a party or by which any of the properties or assets of the Company are bound; (iii) any order of any governmental body applicable to the Company or by which any of the properties or assets of the Company are bound; or (iv) any applicable law.

        14. Representations by Holder. Holder represents and warrants that it: (a) is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act of 1933; (b) is acquiring this Warrant for Holder's own account, not as a nominee or agent, and not with a view to the distribution or resale of any part thereof; (c) has full power and authority to enter into this Warrant; (d) has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant; and (e) is able to fend for itself, can bear the economic risk of investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant.

        15. Governing Law. This Warrant shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware without reference to its principles of conflicts of law.

        16. Board Approval. The issuance of this Warrant has been duly authorized by the Board of Directors of the Company.

        17. Removal of Transfer Restrictions. Any legend endorsed on a certificate pursuant to Section 5 will be removed by the Company and the Company will issue a certificate or certificates without such legend to Holder or Holder's transferee, at the request of Holder and upon delivery by Holder of certificates therefor, at such time as (i) a registration statement with respect to the sale of such securities has become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement, or (ii) such securities may be properly sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and Holder provides the Company with an opinion of counsel in form and content reasonably satisfactory to legal counsel for the Company to the effect that a sale, transfer, assignment or other disposition of such securities may be made without registration.

        IN WITNESS WHEREOF, Inter Parfums, Inc. and The Gap, Inc. have caused this Warrant to be executed by its officer thereunto duly authorized.

Dated as of: [DATE]

INTER PARFUMS, INC.

By: _______________________________
Name:
Title:

THE GAP, INC.

By: _______________________________
Name:
Title:

EXHIBIT A

NOTICE OF EXERCISE

To: Inter Parfums, Inc.

Attn:

        The undersigned hereby elects to purchase shares (the "Shares") of Common Stock ("Stock") of Inter Parfums, Inc. (the "Company") pursuant to the terms of the attached Warrant, and (check the applicable box):

Tenders herewith payment of the Exercise Price in full in the form of cash, or a certified or official bank check or wire transfer in same-day funds, or the cancellation of outstanding indebtedness, in the amount of
$_______________________ for _____________________ shares of such securities and any transfer taxes payable pursuant to the terms of the Warrant.

Elects the Net Issue Exercise option pursuant to Section 3(b) of the Warrant with respect to _____________________________ shares of such securities, and accordingly requests delivery of the net amount of such securities as is determined pursuant to such Section 3(b).

        Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

________________________________
(Name)

________________________________
(Address)

        Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

________________________________
(Name)

(Date)                        (Signature)

EXHIBIT B

ASSIGNMENT FORM

        (To assign the foregoing Warrant, execute this form and supply required information.

Do not use this form to purchase shares.)

        FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

(Please Print)

whose address is

(Please Print)

Dated: ____________, ____

Holder's Signature:
Holder's Address:

        NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement of any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

1 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.118:1.

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54 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.118:54.

55 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.118:55.

56 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.118:56.

57 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.118:57.

58 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.118:58.

59 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.118:59.

60 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.118:60.

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67 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.118:67.

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73 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.118:73.

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83 Confidential information omitted and filed separately with the SEC with a request for confidential treatment by Inter Parfums, Inc. No. 10.118:83.

84 Ready to Ship transactions are not required from all Vendors. Company's Sourcing department will identify in writing Vendors that are required to send the Ready to Ship.